                                                                     Exhibit 2.1


                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

               RMI.NET, INC., a Delaware corporation ("Parent"),
                                                       ------

       INTERNET ACQUISITION CORPORATION, a Colorado corporation ("Sub")
                                                                  ---

                                      AND


    INTERNET COMMUNICATIONS CORPORATION, a Colorado corporation
                                  ("Company")
                                    -------


                          Dated as of March 17, 2000

                         AGREEMENT AND PLAN OF MERGER

          This AGREEMENT AND PLAN OF MERGER, dated as of March 17, 2000 (this

"Agreement"), is among RMI.NET, Inc., a Delaware corporation ("Parent"),
 ---------                                                     ------
INTERNET ACQUISITION CORPORATION, a Colorado corporation and a wholly-owned subsidiary of Parent ("Sub"), and INTERNET COMMUNICATIONS CORPORATION, a
                       ---
Colorado corporation (the "Company") (Sub and the Company being hereinafter
                           -------
collectively referred to as the "Constituent Corporations").
                                 ------------------------

                                   RECITALS:

          A. The respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of the Sub with and into the Company upon the terms and subject to the conditions of this Agreement (the "Merger"), and the respective Boards of Directors of Parent, Sub, the Company
 ------
and the Controlling Shareholder have approved and adopted this Agreement;

          B. The respective Boards of Directors of Parent and the Company have determined that the Merger is in the best interest of their respective Shareholders;

          C. In order to induce Parent and Sub to enter into this Agreement, concurrently herewith Parent and Interwest Group, Inc., a Colorado corporation and the controlling shareholder of the Company (the "Controlling Shareholder"),
                                                     -----------------------
are entering into the Shareholder Agreement dated as of the date hereof (the "Shareholder Agreement") in the form of the attached Exhibit A;
 ---------------------                               ---------

          D. In order to induce the Company to enter into this Agreement, concurrently herewith Parent and the Company are entering into the Exchange Agreement dated as of the date hereof (the "Exchange Agreement") in the form of
                                            ------------------
the attached Exhibit B; and
             ---------

          E. For federal income tax purposes, it is intended by the parties hereto that the Merger qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"),
                                                                      ----
and that by executing this Agreement, the parties intend to adopt a plan of reorganization within the meaning of Section 368 of the Code and the regulations promulgated thereunder.

                                  AGREEMENT:

          NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE 1

                                  THE MERGER

          Section 1.1  The Merger.  Upon the terms and subject to the conditions
                       ----------
hereof, and in accordance with the Colorado Business Corporations Act, as amended (the "CBCA"), the Sub shall be merged with and into the Company at the
              ----
Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of Sub shall cease and Company shall continue as the surviving corporation (the Company shall sometimes hereinafter be referred to as the "Surviving Corporation") and as a wholly-owned subsidiary of Parent.
     ---------------------

          Section 1.2  Effective Time.  The Merger shall become effective when
                       --------------
the Articles of Merger (the "Articles of Merger"), executed in accordance with
                             ------------------
the relevant provisions of the CBCA, are filed with the Secretary of State of the State of Colorado; provided, however, that, upon mutual consent of the Constituent Corporations, the Articles of Merger may provide for a later date of effectiveness of the Merger not more than thirty (30) days after the date the Articles of Merger are filed. When used in this Agreement, the term "Effective
                                                                      ---------
Time" shall mean the date and time at which the Articles of Merger are accepted
----
for filing or such later time established by the Articles of Merger. The Articles of Merger shall be filed on the Closing Date (as defined in Section 1.15).

          Section 1.3  Effects of the Merger.  The Merger shall have the effects
                       ---------------------
set forth in Section 7-111-106 of the CBCA.

          Section 1.4  Charter and By-laws; Directors and Officers.
                       -------------------------------------------

                 (a)   Articles of Incorporation and Bylaws.  The Articles of
                       ------------------------------------
     Incorporation of Company in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The By-laws of Company in effect at the Effective Time will be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                 (b)   Directors/Officers.  The directors of the Sub at the
                       ------------------
     Effective Time shall continue to be, without further action, the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Sub at the Effective Time shall continue to be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          Section 1.5  Conversion of Securities.  As of the Effective Time, by
                       ------------------------
virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

                 (a)   Stock of Sub.  Each issued and outstanding share of
                       ------------
     common stock, no par value per share, of Sub shall be converted into one
     (1) share of Company Common Stock.

                 (b)   Certain Company Common Stock Cancelled.  All shares of
                       --------------------------------------
     Company Common Stock (as hereinafter defined) that are held in the treasury (if any) of the Company and any shares of Company Common Stock owned by Parent or Sub shall automatically be canceled and retired and shall cease to exist and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

                 (c)   Conversion.  Subject to the provisions of Section 1.8 and
                       ----------
     Section 1.13 hereof, each share of common stock, no par value per share, of the Company ("Company Common Stock") issued and outstanding immediately
                   --------------------
     prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(b), but including shares outstanding as a result of
     Section 5.7, Section 5.8 and Section 5.16) shall be converted into the right to receive: (i) the number of shares of common stock, $0.001 par value per share, of Parent ("Parent Common Stock") determined by dividing
                                  -------------------
     $2.50 (the "Conversion Rate") by the Closing Share Price (as defined
                ----------------
     below) and rounding the result to the nearest one thousandth of a share, plus (ii) (except with respect to the Controlling Shareholder) the right to purchase one share of Parent Common Stock, subject to the terms and conditions of the Warrant Agreement (as hereafter defined) (such consideration, described in clauses (i) and (ii) above, shall be referred to herein as the "Merger Consideration"); provided, however, that if
                       --------------------
     between the first day of the Valuation Period (as hereinafter defined) and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. The "Closing
                                                                      -------
     Share Price" means the average of the daily closing prices per share of
     -----------
     Parent Common Stock on the Nasdaq National Market for the fifteen (15) consecutive trading days ending on the trading day that is one (1) trading day prior to the date of Closing (the "Valuation Period"). All such shares
                                            ----------------
     of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any dividends and other distributions in accordance with Section 1.7, certificates representing the shares of Parent Common Stock into which such shares are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.6.

                 (d)   Collar.  Notwithstanding the foregoing, if (i) the
                       ------
     Closing Share Price is equal to or greater than 125% of the average of the daily closing prices per share of Parent Common Stock on the Nasdaq National Market for the fifteen (15) consecutive trading days ending on the trading day that is one trading day prior to execution of this Agreement (the "Signing Share Price"), then for purposes of the Conversion Rate the
           -------------------
     Closing Share Price shall be fixed at 125% of the Signing Share Price, or
     (ii) the Closing Share Price is equal to or less than 60% of the Signing Share Price, then (x) for purposes of the Conversion Rate the Closing Share Price shall be fixed at 60% of the Signing Share Price or (y) either of Parent or Sub, on the one hand, or the Company, on the other hand, may terminate this Agreement. By way of example but not limitation, if the

     Signing Share Price for Parent Common Stock is $10.00 per share and (i) the Closing Share Price is $15.00, then for purposes of the Conversion Rate the Closing Share Price will be $12.50; or (ii) the Closing Share Price is $4.00, then Parent, Sub, or the Company may terminate this Agreement, or, if no such termination occurs, then for purposes of the Conversion Rate the Closing Share Price shall be $6.00.

          Section 1.6  Parent to Make Certificates Available.
                       -------------------------------------

                  (a)  Exchange of Certificates.  Parent shall, at its sole cost
                       ------------------------
     and expense, authorize a bank, trust company, or such other person or persons as shall be reasonably acceptable to Parent and the Company, to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable
                                       --------------
     after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, (i) Warrant Agreements representing the Parent Warrants to those shareholders entitled to receive such Parent Warrants; and (ii) certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.5(c) in exchange for outstanding shares of Company Common Stock and cash, as required to make payments in lieu of any fractional shares pursuant to Section 1.8 (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The
                                                    -------------
     Exchange Agent shall deliver the Parent Common Stock contemplated to be issued pursuant to Section 1.5(c) out of the Exchange Fund. Except as contemplated by Section 1.9, the Exchange Fund shall not be used for any other purpose.

                 (b)   Exchange Procedures.  As soon as practicable, but in no
                       -------------------
     event later than ten (10) trading days after the Effective Time, the Exchange Agent shall mail to each record holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall specify that delivery
      ------------
     shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares); provided, however, that no such letter shall be delivered to any record holder that prior to Closing perfected dissenter's rights under the CBCA. Upon surrender for cancellation to the Exchange Agent of a Certificate held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article 1, cash in lieu of any fractional share in accordance with
     Section 1.8 and certain dividends and other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be canceled.

                 (c)   Stock Options.  Company Stock Options shall be governed
                       -------------
     by Section 5.7 hereof.

                 (d)   Parent Warrants.  Parent Warrants to be issued at the
                       ---------------
     Closing shall be governed by the terms of the Warrant Agreement.

          Section 1.7  Dividends; Transfer Taxes; Withholding.  No dividends or
                       --------------------------------------
other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Parent Common Stock until such person surrenders the related Certificate or Certificates, as provided in Section 1.6, and no cash payment in lieu of fractional shares will be paid to any such person pursuant to Section 1.8 until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.8. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

          Section 1.8  No Fractional Securities.  No certificates or scrip
                       ------------------------
representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article 1, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article 1 will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Closing Share Price by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.7 and this
Section 1.8.

          Section 1.9   Return of Exchange Fund.   Any portion of the Exchange
                        -----------------------
Fund (including any interest earned thereon) which remains undistributed to the former shareholders of the Company for six (6) months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former shareholders who have not theretofore complied with this Article 1 shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such shares of Parent Common Stock, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          Section 1.10  No Further Ownership Rights in Company Common Stock.
                        ---------------------------------------------------
All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.7 and Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

          Section 1.11  Closing of Company Transfer Books.  At the Effective
                        ---------------------------------
Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or Parent, such Certificates shall be canceled and exchanged as provided in this Article 1.

          Section 1.12  Lost Certificates.  If any Certificate shall have been
                        -----------------
lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 1.8 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7.

          Section 1.13  Dissenters' Rights.
                        ------------------

                 (a)    No Merger Consideration.  Notwithstanding anything to
                        -----------------------
     the contrary contained in this Agreement, any holder of shares of capital stock of the Company with respect to which dissenters' rights, if any, are granted by reason of the Merger under the CBCA and who does not vote in favor of the Merger and who otherwise complies with the provisions of the CBCA relating to the exercise of dissenters' rights ("Company Dissenting Shares") shall not be entitled
                             -------------------------
     to receive any Merger Consideration pursuant to Section 1.5(c); rather, such Company Dissenting Shares shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the relevant provisions of the CBCA, unless such holder fails to perfect, effectively withdraws or loses his or her right to dissent from the Merger under the CBCA. If any such holder so fails to perfect, effectively withdraws or loses his or her dissenters' rights under the CBCA, each Company Dissenting Share of such holder shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive the Merger Consideration pursuant to Section 1.5(c).

                 (b)    Payments.  Any payments relating to Company Dissenting
                        --------
     Shares shall be made solely by the Surviving Corporation and no funds or other property have been or will be provided by Parent, Sub or Parent's other direct or indirect Subsidiaries for such payment, nor shall the Company make any payment with respect to, or settle or offer to settle, any such demands.

                 (c)    Notice.  The Company shall give Parent prompt notice of
                        ------
     any demands received by the Company for the payment of fair value for shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, such demands.

          Section 1.14  Further Assurances.  If at any time after the Effective
                        ------------------
Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

          Section 1.15  Closing.  Unless earlier terminated as expressly
                        -------
permitted hereunder, the closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur
                -------
at the Closing shall take place at the offices of Otten, Johnson, Robinson, Neff & Ragonetti, P.C., 950 Seventeenth Street, Suite 1600, Denver, Colorado 80202, at 10:00 a.m., local time, no later than the second (2/nd/) business day following the day on which the last of the conditions set forth in Article 6 shall have been fulfilled or waived (if permissible) (the "Closing Date"), or at
                                                           ------------
such other time and place as Parent and the Company shall agree.

                                   ARTICLE 2

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub represent and warrant to the Company as follows:

          Section 2.1  Organization, Standing and Power.  Each of Parent and Sub
                       --------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of its respective place of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its respective properties owned or held under lease or the nature of its respective activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement, "Material Adverse Change" or "Material Adverse Effect" means,
                 -----------------------      -----------------------
when used with respect to Parent or Sub, any change or effect that is or could reasonably be expected (as far as can be reasonably foreseen at the time) to be materially adverse to the business, assets, liabilities, results of operations, or the financial condition of Parent and its Subsidiaries, taken as a whole.

          Section 2.2  Capital Structure.
                       -----------------

                 (a)   Stock.  As of the date hereof, the authorized capital
                       -----
     stock of Parent consists of 100,000,000 shares of Parent Common Stock, $.001 par value per share, and 750,000 shares of preferred stock, $0.001 par value per share ("Parent Preferred Stock"). At the close of business on
                           ----------------------
     the date of execution hereof, (i) 20,142,497 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (iii) 52,511 shares of Parent Common Stock were held in the treasury; (iv) 1,438,334 shares of Parent Common Stock were reserved for future issuance pursuant to the stock option plans of Parent (collectively, the "Parent Stock Option Plans"),
                                                -------------------------
     (iv) 5,895,619 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding warrant rights, prior acquisitions, and other matters. No shares of Parent Preferred Stock are outstanding. No shares of Parent Common Stock are held by any Subsidiary of Parent.

                 (b)   Options.  The Parent SEC Documents filed prior to the
                       -------
     date of this Agreement, together with Section 2.2(b) of the letter dated the date hereof and delivered on the date hereof by Parent to the Company, which relates to this Agreement and is designated therein as the Parent Letter (the "Parent Letter"), contain a materially correct description of
                  -------------
     the outstanding options, warrants or other rights to purchase shares of Parent Common Stock, whether issued under the Parent Stock Option Plans (collectively, the "Parent Stock Options") or otherwise. Except (i) as
                         --------------------
     disclosed in the Parent SEC Documents filed prior to the date of this Agreement (ii) as set forth on Section 2.2(b) of the Parent Letter and
     (iii) for the Parent Stock Options and the outstanding shares of Parent Preferred Stock, there are no options, warrants, calls, rights or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement.

                 (c)   Repurchase Obligations.  Except as set forth in Section
                       ----------------------
     2.2 of the Parent Letter, there are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of or any equity interests in Parent or any Subsidiary. Each outstanding share of capital stock of each Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, each such share is owned by Parent or another Subsidiary of Parent, free and clear of all Liens (as hereinafter defined). Parent does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the shareholders of Parent on any matter. Section 2.2(c) of the Parent Letter contains a correct and complete list as of the date of this Agreement of each of Parent's Subsidiaries. Except as set forth on Section 2.2(c) of the Parent Letter, as of the date hereof, neither Parent nor any of its Subsidiaries is party to or bound by (x) any agreement or commitment pursuant to which Parent or any Subsidiary of Parent is or could be required to register any securities under the Securities Act or (y) any debt agreements or instruments which grant any rights to vote (contingent or otherwise) on matters on which shareholders of Parent may vote.

          Section 2.3  Authority.  On or prior to the date of this Agreement,
                       ---------
the respective Boards of Directors of Parent and Sub have declared the Merger advisable and have approved and adopted this Agreement in accordance with the CBCA. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action (including all Board action) on the part of Parent and Sub, subject to the filing of an appropriate Articles of Merger as required by the CBCA. This Agreement has been duly executed and delivered by Parent and Sub, and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect hereof on the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The filing of a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC") by Parent under the Securities Act of 1933, as amended (together
      ---
with the rules and regulations promulgated thereunder, the "Securities Act"),
                                                            --------------
for the purpose of registering the shares of Parent Common Stock to be issued in connection with the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration
                                                           ------------
Statement") has been duly authorized by Parent's Board of Directors.
---------

          Section 2.4  Consents and Approvals; No Violation.  Assuming that all
                       ------------------------------------
consents, approvals, authorizations and other actions described in this Section
2.4 have been
obtained and all filings and obligations described in this Section
2.4 have been made, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or material default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or the By-laws of Parent, each as amended to date, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal, including without limitation the Federal Communications Commission ("FCC"),
                                                                     ---
state public service or utility commissions (or comparable state Governmental Authorities) or foreign telephone administrations (a "Governmental Entity") is
                                                      -------------------
required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act
                 -------
of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Articles of Merger with
                 ------------
the Secretary of State of the State of Colorado and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings, authorizations, orders and approvals as may be required by state takeover laws, if any (the "State Takeover Approvals"), (v) applicable requirements, if any, of
             ------------------------
state securities or "blue sky" laws ("Blue Sky Laws") and the National
                                      -------------
Association of Securities Dealers, Inc. or the NASDR, Inc. (collectively, the "NASD"), (vi) as may be required under foreign laws and (vii) such other
 ----
consents, orders, authorizations, registrations, declarations, approvals and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated.

          Section 2.5  Parent Common Stock to be Issued in the Merger.  All of
                       ----------------------------------------------
the shares of Parent Common Stock issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens (as hereinafter defined), including without limitation, those created by statute, Parent's Certificate of Incorporation or By-laws or any agreement to which Parent is a party or by which Parent is bound and such shares of Parent Common Stock will, when issued, be registered under the

Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky laws.

          Section 2.6  SEC Documents and Other Reports.  Parent has filed as of
                       -------------------------------
the date hereof all documents required to be filed with the SEC pursuant to the Exchange Act for reporting periods up to and including the end of the third quarter of 1999 (the "Parent SEC Documents"). As of their respective dates, the
                      --------------------
Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Documents or as required by generally accepted accounting principles, Parent has not, since September 30, 1999, made any material change in the accounting practices or policies applied in the preparation of financial statements.

          Section 2.7  Absence of Certain Changes or Events.  Except as
                       ------------------------------------
disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement, prior to the date hereof there has been no event causing a Material Adverse Effect on Parent, nor any development that would, individually or in the aggregate, result in a Material Adverse Effect on Parent.

          Section 2.8  Reorganization.  To the Knowledge of Parent (as
                       --------------
hereinafter defined), (i) neither Parent nor any of its Subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of
Section 368(a) of the Code, and (ii) there are no facts that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          Section 2.9  Permits and Compliance.  Each of Parent and its
                       ----------------------
Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, tariffs, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"),
                                                         --------------
except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent, threatened, except where the suspension or cancellation of any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as set forth on Section 2.9 of the Parent Letter, neither Parent nor any of its Subsidiaries is in violation of, or has taken any action or omitted to take any action which, with the passage of time, would result in a violation of (A) its charter, by-laws or other organizational documents, (B) any applicable tariff, law, ordinance, administrative, or governmental rule or regulation, including without limitation the rules and regulations of the Federal Communications Commissions or any state public utilities commission having jurisdiction over the business and operations of Parent or any of its Subsidiaries, or other tariffs, laws, rules or regulation applicable to the regulation of the provision of communications services including, but not limited to, information service providers and competitive local exchange, exchange access, inter-exchange and international telecommunications services, (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries or (D) any Parent Permits. Without limiting the generality of the foregoing, neither Parent nor any of its Subsidiaries has knowingly or intentionally engaged in carrying transit or indirect traffic in violation of applicable laws, tariffs, rules and regulations in any jurisdiction, foreign or domestic. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, there are no contracts or agreements of Parent or its Subsidiaries having terms or conditions which would have a Material Adverse Effect on Parent having covenants not to compete that materially impair the ability of Parent to conduct its business as currently conducted or would reasonably be expected to materially impair Parent's ability to conduct its businesses. "Knowledge" or
                                                               ---------
"Knowledge of Parent" means, with respect to the Parent, the actual knowledge of
 -------------------
the directors and officers of Parent.

          Section 2.10  Tax Matters.  Except as set forth in Section 2.10 of the
                        -----------
Parent Letter, (i) the Parent and each of its Subsidiaries have timely filed (taking account of extensions to file that have been properly obtained) all Tax Returns (as hereinafter defined) required to have been filed by it, and such Tax Returns are correct and complete in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign laws); (ii) the Parent and each of its Subsidiaries have timely paid (taking account of extensions to pay that have been properly obtained) all Taxes required to be paid by it and that have been due and will timely pay (taking account of such extensions) all Taxes required to be paid by it and that will be due on or prior to the Effective Time (other than Taxes that are being timely and properly contested in good faith), or where payment is not yet due or is being contested in good faith, has established in accordance with generally accepted accounting principles an adequate reserve for the payment of such Taxes; (iii) the Parent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes and the remittance of withheld Taxes; (iv) neither the Parent nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes, which remains open; (v) no federal, state, local, or foreign audits or administrative proceedings, of which the Parent or its Subsidiaries has written notice, are pending with regard to any Taxes or Tax Returns (as hereinafter defined) of the Parent or its Subsidiaries and none of them has received a written notice of any proposed audit or proceeding from the Internal Revenue Service (the "IRS") or any other
                                                            ---
taxing authority; (vi) no issues that have been raised by the relevant taxing authority in connection with the examination of Tax Returns required to have been filed by or with respect to the Parent and each of its Subsidiaries are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full; (viii) neither the Parent nor any of its Subsidiaries has been a member of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined, or unitary income tax return under comparable provisions of state, local, or foreign tax law) for any taxable period, other than a group the common parent of which is the Parent; (ix) neither the Parent nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provision of state, local or foreign tax law) including any liability for Taxes of any predecessor entity;
(x) neither the Parent nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in
Section 341(f)(4) of the Code) owned by the Parent; (xi) neither the Parent nor any of its Subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement; (xii) except as may be required as a result of the Merger, the Parent and its Subsidiaries have not been and will not be required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign tax laws as a result of transactions, events or accounting methods employed prior to the Closing;
(xiii) none of the Parent's or its Subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code; (xiv) the Parent is not subject to (A) any foreign tax holidays, (B) any intercompany transfer pricing agreements, or other arrangements that have been established by the Parent or any of its Subsidiaries with any tax authority and (C) any expatriate programs or policies affecting the Parent or any of its Subsidiaries; (xv) the Parent is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code; (xvi) neither the Parent nor any of its Subsidiaries has ever made, or been required to make, an election under Section 338 of the Code. For purposes of this
Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial
                -----
income, gross receipts, property, sales, use, license, franchise, employment, payroll, withholding, recapture, alternative or added minimum, ad valorem, value-added, transfer, excise, capital, or net worth tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any statutory additions including interest thereon or penalty imposed with respect thereto by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined, or any other basis, and shall include any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement, or otherwise), and (ii) "Tax
                                                                         ---
Return" means any return, report or similar statement (including the attached
------
schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

          Section 2.11  Actions and Proceedings.  Except as set forth in the
                        -----------------------
Parent SEC Documents filed prior to the date of this Agreement, there are no outstanding material orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants or agents of Parent or any of its Subsidiaries, as such, any of its or their properties, assets or business or any Parent Plan. The term Parent Plan shall have the same meaning as given to the term "Company Plan" under Section 3.11(c) except that such definition shall apply only to the Parent. Except as set forth in Section 2.11 of the Parent Letter, there are no material actions, suits or claims or legal, administrative or arbitrative proceedings or investigations (including claims for workers' compensation) pending or, to the Knowledge of

Parent, threatened against or involving Parent or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants or agents, as such, or any properties, assets or business of Parent or its Subsidiaries or any Parent Plan.

          Section 2.12  Liabilities.  Except as fully reflected or reserved
                        -----------
against in the financial statements included in the 1998 Parent Annual Report, as disclosed in the Form 10Q filed with the SEC for the third quarter of 1999 or disclosed in the footnotes thereto or as disclosed in Section 2.12 of the Parent Letter, Parent and its Subsidiaries had no material liabilities (including Tax liabilities) at the date of such financial statements, absolute or contingent, and had no material liabilities (including Tax liabilities) that were not incurred in the ordinary course of business.

          Section 2.13  Intellectual Property.  "Parent Intellectual Property"
                        ---------------------    ----------------------------
means all United States and foreign trademarks, trademark registrations, trademark rights and renewals thereof, trade names, trade name rights, trade dress, patents, patent rights, patent applications, industrial models, inventions, invention disclosures, author's rights, designs, utility models, inventor rights, software, copyrights, copyright registrations and renewals thereof, servicemarks, servicemark registrations and renewals thereof, servicemark rights, trade secrets, applications for trademark and servicemark registrations, know-how, data, market information, confidential information and other proprietary rights, and any data and information of any nature or form used or held for use in connection with the businesses of Parent and/or its Subsidiaries as currently conducted or as currently contemplated by Parent, together with all applications currently pending or in process for any of the foregoing. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof or as disclosed in the Form 10Q filed with the SEC for the third quarter of 1999, Parent and its Subsidiaries own, or possess adequate licenses or other valid rights to use (including the right to sublicense to customers, suppliers or others as needed), all of the material Parent Intellectual Property that is necessary for the conduct or contemplated conduct of Parent's or Subsidiaries' businesses. There are no pending, or to the Knowledge of Parent, threatened interferences, re-examinations, oppositions or cancellation proceedings involving any patents or patent rights, trademarks or trademark rights, or applications therefor, of Parent or any Subsidiary. To the Knowledge of Parent, there has been no unauthorized disclosure or use of confidential information, trade secret rights, processes and formulas, research and development results and other know-how of Parent or any Subsidiary, the value of which to Parent and its Subsidiaries is dependent upon the maintenance of the confidentiality thereof.

          Section 2.14  Environmental Matters.
                        ---------------------

                 (a)    Defined Terms.  For purposes of this Agreement, the
                        -------------
     following terms shall have the following meanings: (i) "Hazardous
                                                             ---------
     Substances" means (A) petroleum and petroleum products, by-products or
     ----------
     breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law; (ii) "Environmental Law"
                                                            -----------------
     means any law, past, present or future (up until the Effective Time) and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; and (iii) "Environmental Permit" means any permit, approval, identification number,
      --------------------
     license or other authorization required under any applicable Environmental Law.

                 (b)   In Compliance.  To the Knowledge of Parent, Parent and
                       -------------
     its Subsidiaries are and have been in compliance with all applicable Environmental Laws, have obtained all Environmental Permits and are in compliance with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability, except in each case for the notices set forth in Section 2.14 of the Parent Letter.

                 (c)   No Release.  To the Knowledge of Parent, neither Parent
                       ----------
     nor any of its Subsidiaries has (i) placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of Parent's or any of its Subsidiaries' properties or any other properties, (ii) any Knowledge or reason to know of the presence of any Hazardous Substances on, under, emanating from, or at any of Parent's or any of its Subsidiaries' properties or any other property but arising from Parent's or any of its Subsidiaries' current or former properties or operations, or (iii) any Knowledge or reason to know, nor has it received any written notice (A) of any violation of or liability under any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or liability, (C) requiring the investigation of, response to or remediation of Hazardous Substances at or arising from any of Parent's or any of its Subsidiaries' current or former properties or operations or any other properties, (D) alleging noncompliance by Parent or any of its Subsidiaries with the terms of any Environmental Permit in any manner reasonably likely to require material expenditures or to result in material liability or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of Parent's or any of its Subsidiaries' current or former properties or operations or any other properties, except in each case for the notices set forth in Section 2.14 of the Parent Letter.

                 (d)   No Obligation.  To the Knowledge of Parent, no
                       -------------
     Environmental Law imposes any obligation upon Parent or any of its Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

                 (e)   No Assessments.  There are no environmental assessments
                       --------------
     or audit reports or other similar studies or analyses in the possession or control of Parent or any of its Subsidiaries relating to any real property currently or formerly owned, leased or occupied by Parent or any of its Subsidiaries.

          Section 2.15  Suppliers and Distributors.
                        --------------------------

                 (a)    No Notice - Suppliers.  Neither Parent nor any of its
                        ---------------------
     Subsidiaries has received any notice, oral or written, or has any reason to believe that any significant supplier (including suppliers of data or information, which may include customers), including without limitation any sole source supplier, will not supply to Parent or any Subsidiary at any time after the Effective Time on terms and conditions substantially similar to those currently in place, subject only to general and customary price increases, unless comparable supplies, data, information or other items are readily available from other sources on comparable terms and conditions.

                 (b)    No Notice - Distributors.  Neither Parent nor any of its
                        ------------------------
     Subsidiaries has received any notice, oral or written, or has any reason to believe that any distributors, sales representatives, sales agents, or other third party sellers, will not sell or market the products or services of Parent or any of its Subsidiaries at any time after the Effective Time on terms and conditions substantially similar to those used in the current sales and distribution contracts of Parent and its Subsidiaries.

          Section 2.16  Insurance.  All material fire and casualty, general
                        ---------
liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Parent or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Parent and its Subsidiaries and their respective properties and assets, and are in character and amount similar to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards. Parent and each of its Subsidiaries have made any and all payments required to maintain such policies in full force and effect. Neither Parent nor any of its Subsidiaries has received notice of default under any such policy, and has not received written notice or, to the Knowledge of Parent, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to such policy.

          Section 2.17  Transactions with Affiliates.  Except as set forth in
                        ----------------------------
the Parent SEC Documents filed with the SEC prior to the date hereof, Section
2.17 of the Company Letter or as otherwise contemplated by this Agreement, (a) no beneficial owner of 5% or more of Parent's outstanding capital stock, (b) no officer or director of Parent and (c) no Person (other than Parent) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) has any interest in: (i) any contract, arrangement or understanding with, or relating to, the business or operations of, Parent or any of its Subsidiaries; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of Parent or any of its Subsidiaries; or (iii) any property (real, personal or mixed), tangible or intangible, used in the business or operations of Parent or any of its Subsidiaries, excluding any such contract, arrangement, understanding or agreement constituting a Parent Plan or relating to terms of employment.

          Section 2.18  Brokers.  No broker, investment banker or other person
                        -------
is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Sub as follows:

          Section 3.1   Organization, Standing and Power.  The Company is a
                        --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement, "Material Adverse Change" or "Material
                                           -----------------------      --------
Adverse Effect" mean, when used with respect to the Company, any change or
--------------
effect that is or could reasonably be expected (as far as can be reasonably foreseen at the time) to be materially adverse to the business, assets, liabilities, results of operations, or the financial condition of the Company and its Subsidiaries, taken as a whole.

          Section 3.2   Capital Structure.
                        -----------------

                 (a)    Stock.  Section 3.2(a) of the letter dated the date
                        -----
     hereof and delivered on the date hereof by the Company to Parent, which relates to this Agreement and is designated therein as the Company Letter (the "Company Letter") contains a true and complete list of all of the
           --------------
     following:

                        (i) as of the date hereof, the number of shares of authorized, issued, and outstanding Company Common Stock, as well as the number of shares of authorized, issued, and outstanding preferred stock of the Company (the "Company Preferred Stock"), all of which
                                     -----------------------
          shares of Company Common Stock and Company Preferred Stock were validly issued, fully paid and nonassessable and free of preemptive rights as of the date hereof. All of the Series A and Series B Preferred Stock issued and outstanding as of the date hereof, as listed in Section 3.2(a) of the Company Letter, are referred to herein as the "Current Company Preferred Stock". All of the Current Company
                  -------------------------------
          Preferred Stock is issued to the Controlling Shareholder. No shares of Company Common Stock are held by any Subsidiary of the Company;

                        (ii) as of the date hereof, the number of shares of Company Common Stock reserved for future issuance pursuant to (i) the Company's 1995

          Non-Employee Stock Option Plan, as amended, and the 1996 Incentive Stock Option Plan, as amended (collectively, the "Company Stock Option
                                                            --------------------
          Plans"); (ii) the Company's 1999 Employee Stock Purchase Plan, as
          -----
          amended (the "Company Stock Purchase Plan") (collectively, the Company
                        ---------------------------
          Stock Option Plans and the Company Stock Purchase Plan may be referred to herein as the "Company Stock Plans"); and
                            -------------------

                        (iii) to the Knowledge of the Company, and subject to the assumptions set forth in Section 3.2(a) of the Company Letter, the total number of shares of Company Common Stock, on a fully diluted basis and including all applicable shares under the Company Stock Plans, as well as the rate of accrual and all accrued and unpaid dividends on the Current Company Preferred Stock, that the Company anticipates will be issued and outstanding as of the Closing Date or will otherwise be convertible into Parent Common Stock at the Closing.

          Other than the Company Stock Plans listed in Section 3.2(a) of the Company Letter, there are no other plans relating to options, warrants, or other interests in the Company, that are operated by the Company or assumed by the Company in connection with any acquisition, business combination or similar transaction.

                 (b)    Options, Etc.  Section 3.2(b) of the Company Letter
                        -------------
     contains a materially correct and complete list as of the date of this Agreement of each outstanding option, warrant or other right to purchase shares of Company Common Stock, whether issued under the Company Stock Plans (collectively, the "Company Stock Options") or otherwise, including
                               ---------------------
     the holder, date of grant, term, acceleration of vesting or exercisability, if any, exercise price and number of shares of Company Common Stock subject thereto. Except as set forth in Section 3.2(b) of the Company Letter and except for the Company Stock Options, the rights to purchase shares of Company Common Stock pursuant to the Employee Stock Purchase Plan, the outstanding shares of Preferred Stock and the Controlling Shareholder Loan, there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement.

                 (c)    Contractual Obligations.  Except as set forth in Section
                        -----------------------
     3.2 of the Company Letter, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of or any equity interests in the Company or any Subsidiary. Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Company SEC Documents (as hereinafter defined) filed prior to the date of this Agreement, each such share is owned by the Company or another Subsidiary of the Company, free and clear of all Liens. Except as set forth in Section 3.2 of the Company Letter, the Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. Section 3.2(c) of the Company Letter contains a correct and complete list as of the date of this Agreement of each of the Company's Subsidiaries. Except as set forth on Section 3.2(c) of the Company Letter, as of the date hereof, neither the Company nor any of its Subsidiaries is party to or bound by (x) any agreement or commitment pursuant to which the Company or any Subsidiary of the Company is or could be required to register any securities under the Securities Act or (y) any debt agreements or instruments which grant any rights to vote (contingent or otherwise) on matters on which shareholders of the Company may vote.

                 (d)   Entities.  Section 3.2(d) of the Company Letter contains
                       -------
     a correct and complete list as of the date of this Agreement of each entity in which the Company owns an equity interest (other than a Subsidiary), including the number of outstanding shares of the stock of each such entity and the percentage interest represented by the Company's ownership in the entity.

          Section 3.3  Authority.  On or prior to the date of this Agreement,
                       ---------
the Board of Directors of the Company has declared the Merger advisable and in the best interest of the Company and its shareholders, approved and adopted this Agreement in accordance with the CBCA, resolved to recommend the adoption of this Agreement by the Company's shareholders and directed that this Agreement be submitted to the Company's shareholders for adoption. The Company has all requisite corporate power and authority to enter into this Agreement, subject to approval and adoption by the shareholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to (x) approval and adoption of this Agreement by the shareholders of the Company and (y) the filing of the Articles of Merger as required by the CBCA. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of the Agreement on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The filing of the Proxy Statement with the SEC has been duly authorized by all necessary corporate action on the part of the Company.

          Section 3.4  Consents and Approvals; No Violation.  Assuming that all
                       ------------------------------------
consents, approvals, authorizations and other actions described in this Section
3.4 have been obtained and all filings and obligations described in this Section
3.4 have been made, except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or material default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Articles of Incorporation of the Company (as amended from time to time, the "Company Charter") or the By-laws of the Company, (ii) any provision of the
 ---------------
comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than any such violations, defaults, rights, losses, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Colorado and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, if any, (v) applicable requirements, if any, of Blue Sky Laws or the Nasdaq National Market, (vi) as may be required under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations, approvals and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby or thereby.

          Section 3.5  SEC Documents and Other Reports.  The Company has filed
                       -------------------------------
as of the date hereof all documents required to be filed with the SEC pursuant to the Exchange Act for reporting periods up to and including the end of the third quarter of 1999 (the "Company SEC Documents"). Except as set forth in
                            ---------------------
Section 3.5 of the Company Letter, as of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles (except, in the case of the unaudited statements, to the extent permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since September 30, 1999, made any material change in the accounting practices or policies applied in the preparation of financial statements.

          Section 3.6  Absence of Certain Changes or Events.  Except as set
                       ------------------------------------
forth in Section 3.6 of the Company Letter or as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement (i) except for the Controlling Shareholder Loan ( as hereinafter defined), the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect, (ii) there has been no change in the capital stock of the Company except for the issuance of shares of the Company Common Stock pursuant to the Company Stock Plans, upon conversion of the Current Company Preferred Stock and repayment of the Controlling Shareholder Loan, and no dividend or distribution of any kind declared, paid or made (except for payment of in-kind dividends of Company Common Stock on the Current Company Preferred Stock) by the Company on any class of its stock, (iii) there has not been (A) any adoption of a new Company Plan (as hereinafter defined), (B) any amendment to a Company Plan materially increasing benefits thereunder, (C) any granting by the Company or any of its Subsidiaries to any executive officer or other key employee of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents, (D) any granting by the Company or any of its Subsidiaries to any such executive officer or other key employee of any increase in severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents or (E) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer or other key employee,
(iv) there has not been any material changes in the amount or terms of the indebtedness of the Company and its Subsidiaries from that described in the 1998 Company Annual Report, except for the Controlling Shareholder Loan and (v) there has been no event causing a Material Adverse Effect on the Company, nor any development that would, individually or in the aggregate, result in a Material Adverse Effect on the Company.

          Section 3.7  Permits and Compliance.  Each of the Company and its
                       ----------------------
Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, tariffs, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"),
                                                            ---------------
except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company. Except as set forth on Section 3.7 of the Company

Letter, neither the Company nor any of its Subsidiaries is in violation of, or has taken any action or omitted to take any action which, with the passage of time, would result in a violation of (A) its charter, by-laws or other organizational documents, (B) any applicable tariff, law, ordinance, administrative, or governmental rule or regulation, including without limitation the rules and regulations of the FCC or any state public utilities commission having jurisdiction over the business and operations of the Company, or other tariffs, laws, rules or regulation applicable to the regulation of the provision of communications services including, but not limited to, information service providers and competitive local exchange, exchange access, inter-exchange and international telecommunications services, (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or (D) any Company Permits. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, there are no contracts or agreements of the Company containing covenants not to compete that materially impair the ability of the Company to conduct its business as currently conducted or would reasonably be expected to materially impair Parent's ability to conduct its businesses. "Knowledge" or "Knowledge of the Company" means, with respect to
                 ---------      ------------------------
matters regarding the Company, the actual knowledge of the directors and officers of the Company.

          Section 3.8  Tax Matters.  Except as set forth in Section 3.8 of the
                       -----------
Company Letter, (i) the Company and each of its Subsidiaries have timely filed (taking account of extensions to file that have been properly obtained) all Tax Returns required to have been filed by it, and such Tax Returns are correct and complete in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign laws); (ii) the Company and each of its Subsidiaries have timely paid (taking account of extensions to pay that have been properly obtained) all Taxes required to be paid by it and that have been due and will timely pay (taking account of such extensions) all Taxes required to be paid by it and that will be due on or prior to the Effective Time (other than Taxes that are being timely and properly contested in good faith), or where payment is not yet due or is being contested in good faith, has established in accordance with generally accepted accounting principles an adequate reserve for the payment of such Taxes; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes and the remittance of withheld Taxes; (iv) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes, which remains open; (v) no federal, state, local, or foreign audits or administrative proceedings, of which the Company or its Subsidiaries has written notice, are pending with regard to any Taxes or Tax Returns (as hereinafter defined) of the Company or its Subsidiaries and none of them has received a written notice of any proposed audit or proceeding from the Internal Revenue Service (the "IRS") or any other taxing authority; (vi) no
                               ---
issues that have been raised by the relevant taxing authority in connection with the examination of Tax Returns required to have been filed by or with respect to the Company and each of its Subsidiaries are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full; (viii) neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined, or unitary income tax return under comparable provisions of state, local, or foreign tax law) for any taxable period, other than a group the common parent of which is the Company; (ix) neither the Company nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provision of state, local or foreign tax law) including any liability for Taxes of any predecessor entity; (x) neither the Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company; (xi) neither the Company nor any of its Subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement; (xii) except as may be required as a result of the Merger, the Company and its Subsidiaries have not been and will not be required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign tax laws as a result of transactions, events or accounting methods employed prior to the Closing; (xiii) none of the Company's or its Subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code;
(xiv) the Company is not subject to (A) any foreign tax holidays, (B) any intercompany transfer pricing agreements, or other arrangements that have been established by the Company or any of its Subsidiaries with any tax authority and
(C) any expatriate programs or policies affecting the Company or any of its Subsidiaries; (xv) the Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code; (xvi) neither the Company nor any of its Subsidiaries has ever made, or been required to make, an election under Section 338 of the Code.

          Section 3.9  Actions and Proceedings.  Except as set forth in the
                       -----------------------
Company SEC Documents filed prior to the date of this Agreement, there are no outstanding material orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants or agents of the Company or any of its Subsidiaries, as such, any of its or their properties, assets or business or any Company Plan (as hereinafter defined). Except as set forth in Section 3.9 of the Company Letter, there are no material actions, suits or claims or legal, administrative or arbitrative proceedings or investigations (including claims for workers' compensation) pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants or agents, as such, or any of the Company or its Subsidiaries properties, assets or business or any Company Plan.

          Section 3.10 Certain Agreements,
                       ------------------

                  (a)  Compensation Agreements.  Except as set forth in the
                       -----------------------
     Company SEC Documents or Section 3.10(a) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan relating to the compensation of employees of the Company or its Subsidiaries, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, pension plan (as defined in Section 3(2) of ERISA) or welfare plan (as defined in Section 3(1) of ERISA) (collectively the "Compensation Agreements"). No holder of any option to
                        -----------------------
     purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement except as provided in Section 5.7. Section 3.10(a) of the Company Letter sets forth the total amount of indebtedness owed to the Company or its Subsidiaries from each officer, director or employee of the Company and its Subsidiaries.

               (b) Contracts.  Set forth in Section 3.10(b) of the Company
                   ---------
     Letter is a list of all contracts (whether oral or written) of the following categories to which the Company or any of its Subsidiaries is a party or by which any of them is bound: (i) contracts requiring annual expenditures by or liabilities of the Company and its Subsidiaries in excess of One Hundred Thousand Dollars ($100,000) which have a remaining term in excess of one hundred eighty (180) days or are not cancelable (without material penalty, cost or other liability) within one hundred eighty (180) days; (ii) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of One Hundred Thousand Dollars ($100,000); (iii) contracts containing covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business (other than prohibitions against engaging in business relating to specific product lines) or compete with any person, in any product line or line of business, or operate at any location; (iv) other contracts in which the Company or any of its Subsidiaries has granted exclusive marketing rights relating to any product or service, any group of products or services or any territory; and (vii) to the Knowledge of the Company, as of the date hereof any other contract the performance of which could be reasonably expected to require expenditures by the Company or any of its Subsidiaries in excess of One Hundred Thousand Dollars ($100,000) (collectively, "Company Significant Contracts"). Prior to the date hereof,
                     -----------------------------
     the Company has provided true and complete copies of all such contracts to Parent.

               (c) Binding Contract.  Except as set forth on Section 3.10(c) of
                   ----------------
     the Company Letter, each Company Significant Contract is a legal, valid and binding agreement of the Company or its Subsidiaries, neither the Company nor any of its Subsidiaries (or to the Knowledge of the Company, any other party thereto) is in default under any Company Significant Contract, and none of such Company Significant Contracts has been canceled by the other party thereto; each Company Significant Contract is in full force and effect and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default, event of default or other breach by the Company or any Subsidiary party thereto which would entitle the other party to such Company Significant Contract to terminate the same or declare a default or event of default thereunder; the Company and its Subsidiaries are not in receipt of any claim of default under any such agreement; in each instance.

          Section 3.11  ERISA.
                        -----

                  (a)   Company Plan.  Each Company Plan is listed in Section
                        ------------
     3.11(a) of the Company Letter. With respect to each Company Plan, the Company has made available to Parent a true and correct copy of (i) the three (3) most recent annual reports

     (Form 5500) filed with the IRS, (ii) each such Company Plan that has been reduced to writing and all amendments thereto, (iii) each trust agreement, insurance contract, administration agreement or funding arrangement relating to each such Company Plan, (iv) a written summary of each unwritten Company Plan, (v) the most recent summary plan description or other written explanation of each Company Plan provided to participants,
     (vi) the most recent determination letter issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code,
     (vii) any request for a determination currently pending before the IRS, and
     (viii) all correspondence with the IRS, the Department of Labor, the SEC or Pension Benefit Guaranty Corporation relating to any outstanding controversy. Each Company Plan complies in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the
                                                                   -----
     Code and all other applicable statutes and governmental rules and regulations. No Company Plan is subject to Title IV of ERISA. Neither the Company nor any of its Subsidiaries or ERISA Affiliates is a party to, has made any contribution to or otherwise incurred any obligation under any "multiemployer plan" as defined in Sections (37) and 4001(a)(3) of ERISA.

               (b) Qualification.  All Company Plans that are intended to be
                   -------------
     qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending, or the remedial amendment period under applicable Treasury Regulations or IRS pronouncements has not expired, and to the Knowledge of the Company, nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Plan subject to Section 401(a) of the Code. With respect to any Group Health Plan (as defined in Section 5000(b)(1) of the Code) maintained by the Company, any of its Subsidiaries, or ERISA Affiliates, each such plan has been operated in material compliance with the provisions of Part 6 of Title I of ERISA and Sections 4980B, 9801 and 9802 of the Code. Except as disclosed in Section 3.11(b) of the Company Letter, neither the Company nor any of its Subsidiaries or ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

               (c) Defined Terms.  As used herein, "Company Plan" means a
                   -------------                    ------------
     "pension plan" (as defined in Section 3(2) of ERISA, a "welfare plan" (as defined in Section 3(1) of ERISA), or any other written or oral bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, holiday pay, vacation, severance, medical, dental, vision, disability, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its Subsidiaries or ERISA Affiliates or as to which the Company or any of its Subsidiaries or ERISA Affiliates has contributed or otherwise may have any liability.

               (d) Severance and Employment Agreements.  Section 3.11(a) and
                   -----------------------------------
     Section 3.11(b) of the Company Letter collectively contain a list of all
     (i) severance and employment agreements with employees of the Company and each Subsidiary and

     ERISA Affiliate, (ii) severance programs and policies of the Company and each Subsidiary and ERISA Affiliate with or relating to its employees and
     (iii) plans, programs, agreements and other arrangements of the Company and each Subsidiary and ERISA Affiliate with or relating to its employees containing change of control or similar provisions.

               (e) Not a Party To Certain Agreements.  Neither the Company nor
                   ---------------------------------
     any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment, acceleration or enhancement of any benefit as a result of the transactions contemplated hereby including, without limitation, the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or any payments not deductible under Sections 162(m), 280G or 404 of the Code.

               (f) Foreign Plans.  With respect to each Company Plan not subject
                   -------------
     to United States law (a "Company Foreign Benefit Plan"), (i) the fair
                              ----------------------------
     market value of the assets of each funded Company Foreign Benefit Plan, the liability of each insurer for any Company Foreign Benefit Plan funded through insurance or the reserve shown on the Company's consolidated financial statements for any unfunded Company Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the projected benefit obligations with respect to all current and former participants in such plan according reasonable, country specific actuarial assumptions and valuations and no transaction contemplated by this Agreement shall cause such assets or insurance obligations or book reserve to be less than such projected benefit obligations; and (ii) each Company Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate regulatory authorities.

          Section 3.12  No Undisclosed Material Liabilities.  There are no
                        -----------------------------------
liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than liabilities and obligations which, individual or in the aggregate, will not have a Material Adverse Effect on the Company, and other than:

                    (i) liabilities disclosed in the Company SEC Reports filed prior to the date hereof;

                    (ii) liabilities incurred in the ordinary course of business consistent with past practices; and

                    (iii) liabilities incurred in the performance of or as contemplated by this Agreement.

          Section 3.13  Labor Matters.  Neither the Company nor any of its
                        -------------
Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to their respective employees (the "Company
                                                                       -------
Employees"), and, to the Knowledge of the Company, there is no unfair labor
---------
practice complaint or grievance against the Company or any of its Subsidiaries by any person pursuant to the National Labor Relations Act or any comparable state agency or foreign law pending or threatened in writing with respect to any Company Employees. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries.

          Section 3.14  Intellectual Property.  "Company Intellectual Property"
                        ---------------------    -----------------------------
means all United States and foreign trademarks, trademark registrations, trademark rights and renewals thereof, trade names, trade name rights, trade dress, patents, patent rights, patent applications, industrial models, inventions, invention disclosures, author's rights, designs, utility models, inventor rights, software, copyrights, copyright registrations and renewals thereof, servicemarks, servicemark registrations and renewals thereof, servicemark rights, trade secrets, applications for trademark and servicemark registrations, know-how, data, market information, confidential information and other proprietary rights, and any data and information of any nature or form used or held for use in connection with the businesses of the Company and/or its Subsidiaries as currently conducted or as currently contemplated by the Company, together with all applications currently pending or in process for any of the foregoing. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, the Company and its Subsidiaries own, or possess adequate licenses or other valid rights to use (including the right to sublicense to customers, suppliers or others as needed), all of the material Company Intellectual Property that is necessary for the conduct or contemplated conduct of the Company's or Subsidiaries' businesses. Section 3.14 of the Company Letter lists each material license or other agreement pursuant to which the Company or any Subsidiary has the right to use Company Intellectual Property utilized in connection with any product of, or service provided by, the Company and its Subsidiaries (the "Company Licenses"). There are no pending or to the
                           ----------------
Knowledge of the Company, threatened interferences, re-examinations, oppositions or cancellation proceedings involving any patents or patent rights, trademarks or trademark rights, or applications therefor, of the Company or any Subsidiary. There is no breach or violation by the Company or by any Subsidiary under, and, to the Knowledge of the Company, there is no breach or violation by any other party to, any Company License that is reasonably likely to give rise to any termination or any loss of rights thereunder. To the Knowledge of the Company, there has been no unauthorized disclosure or use of confidential information, trade secret rights, processes and formulas, research and development results and other know-how of the Company or any Subsidiary, the value of which to the Company and its Subsidiaries is dependent upon the maintenance of the confidentiality thereof.

          Section 3.15  Opinion of Financial Advisor.  The Company has received
                        ----------------------------
the written opinion from its financial advisor dated the date hereof to the effect that, as of the date hereof, the Merger Consideration is fair to the Company's shareholders from a financial point of view, a copy of which opinion has been delivered to Parent. This fairness opinion shall not have been modified or withdrawn prior to the Effective Time.

          Section 3.16  Required Vote of Company Shareholders.  The affirmative
                        -------------------------------------
vote of the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock is required to adopt this Agreement. No other vote of the security holders of the Company is required by law, the Company Charter or the By-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

          Section 3.17  Reorganization.  To the Knowledge of the Company, (i)
                        --------------
neither it nor any of its Subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code, and
(ii) there are no facts that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          Section 3.18  Environmental Matters.
                        ---------------------

                 (a)    In Compliance.  To the Knowledge of the Company, the
                        -------------
     Company and its Subsidiaries are and have been in compliance with all applicable Environmental Laws, have obtained all Environmental Permits and are in compliance with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability, except in each case for the notices set forth in Section 3.18 of the Company Letter.

                 (b)    No Release.  To the Knowledge of the Company, neither
                        ----------
     the Company nor any of its Subsidiaries has (i) placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of the Company's or any of its Subsidiaries' properties or any other properties, (ii) any Knowledge or reason to know of the presence of any Hazardous Substances on, under, emanating from, or at any of the Company's or any of its Subsidiaries' properties or any other property but arising from the Company's or any of its Subsidiaries' current or former properties or operations, or (iii) any Knowledge or reason to know, nor has it received any written notice (A) of any violation of or liability under any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or liability, (C) requiring the investigation of, response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' current or former properties or operations or any other properties, (D) alleging noncompliance by the Company or any of its Subsidiaries with the terms of any Environmental Permit in any manner reasonably likely to require material expenditures or to result in material liability or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' current or former properties or operations or any other properties, except in each case for the notices set forth in Section 3.18 of the Company Letter.

                 (c)   No Obligation.  To the Knowledge of the Company, no
                       -------------
     Environmental Law imposes any obligation upon the Company or any of its Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

                 (d)    No Assessments.  There are no environmental assessments
                        --------------
     or audit reports or other similar studies or analyses in the possession or control of the Company or any of its Subsidiaries relating to any real property currently or formerly owned, leased or occupied by the Company or any of its Subsidiaries.

          Section 3.19  Suppliers and Distributors.
                        --------------------------

                 (a)    No-Notice Suppliers.  Neither the Company nor any of its
                        -------------------
     Subsidiaries has received any notice, oral or written, or has any reason to believe that any significant supplier (including suppliers of data or information, which may include customers), including without limitation any sole source supplier, will not supply to the Company or any of its Subsidiaries at any time after the Effective Time on terms and conditions substantially similar to those currently in place, subject only to general and customary price increases, unless comparable supplies, data, information or other items are readily available from other sources on comparable terms and conditions.

                 (b)    No-Notice Distributors.  Neither the Company nor any of
                        ----------------------
     its Subsidiaries has received any notice, oral or written, or has any reason to believe that any distributors, sales representatives, sales agents, or other third party sellers, will not sell or market the products or services of the Company or any of its Subsidiaries at any time after the Effective Time on terms and conditions substantially similar to those used in the current sales and distribution contracts of the Company and its Subsidiaries.

          Section 3.20  Insurance.  Section 3.20 of the Company Letter sets
                        ---------
forth a complete listing of all material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries, all of which policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount similar to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards. The Company and any of its Subsidiaries have made any and all payments required to maintain such policies in full force and effect. Neither the Company nor any of its Subsidiaries has received notice of default under any such policy, and has not received written notice or, to the Knowledge of the Company, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to such policy.

          Section 3.21  Transactions with Affiliates.  Except as set forth in
                        ----------------------------
the Company SEC Documents filed with the SEC prior to the date hereof, Section
3.21 of the Company Letter or as otherwise contemplated by this Agreement, (a) no beneficial owner of 5% or more of the Company's outstanding capital stock, or
(b) officer or director of the Company or (c) any Person (other than the Company) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) has any interest in: (i) any contract, arrangement or understanding with, or relating to, the business or operations of, the Company or any of its Subsidiaries; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any of its Subsidiaries; or
(iii) any property (real, personal or mixed), tangible or intangible, used in the business or operations of the Company or any of its

Subsidiaries, excluding any such contract, arrangement, understanding or agreement constituting a Company Plan or relating to terms of employment.

          Section 3.22  Title to and Sufficiency of Assets.
                        ----------------------------------

                 (a)    Good and Marketable Title.  As of the date hereof, the
                        -------------------------
     Company and its Subsidiaries own, and as of the Effective Time the Company and its Subsidiaries will own, good and marketable title to all of their assets constituting personal property which is material to their business (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all Liens, except as set forth in the Company SEC Documents filed with the SEC prior to the date hereof or Section 3.22 of the Company Letter. Such assets, together with all assets held by the Company and its Subsidiaries under leases, include all tangible and intangible personal property, contracts and rights necessary or required for the operation of the businesses of the Company as presently conducted.

                 (b)    No Real Estate.  As of the date hereof, the Company and
                        --------------
     its Subsidiaries do not own, and as of the Effective Time the Company and its Subsidiaries will not own any Real Estate (excluding, for purposes of this sentence, Real Estate leases). All Real Estate leases held by the Company and its Subsidiaries, are adequate for the operation of the businesses of the Company as presently conducted. For purposes of this Agreement, "Real Estate" (which for this purpose excludes Real Estate
                 -----------
     leases) means, with respect to the Company or any of its Subsidiaries, as applicable, all of the fee, if any, of such person, in and to all real estate and improvement owned or leased by any such person and which is used by any such person in connection with the operation of its business.

          Section 3.23  Brokers.  With the exception of fees payable to Neidiger
                        -------
Tucker Bruner, Inc., for the rendering of a fairness opinion to the Company in connection with the Merger (which fees shall be paid by the Company, $50,000 in cash upon delivery of the fairness opinion with the balance to be paid by the Company post-Closing pursuant to the terms of a written agreement between Niediger Tucker Bruner, Inc., a copy of which has been furnished to Parent), no broker, investment banker or other person, other than the individual(s) listed in Section 3.23 of the Company Letter, the fees and expenses of which will not exceed $400,000 and will be paid by the Company in cash at or prior to the Closing (as reflected in a written agreement between the individual(s) listed in Section 3.23 of the Company Letter and the Company, a copy of which has been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          Section 3.24  Books and Records.  To the Knowledge of the Company, the
                        -----------------
books and records of the Company and each of its Subsidiaries are complete and accurate in all material respects.

          Section 3.25  Bank Accounts.  Section 3.25 of the Company Letter lists
                        -------------
all material bank, money market, savings and similar accounts and safe deposit boxes of the

Company and each Subsidiary specifying the account numbers and the authorized signatories of persons having access to them.

          Section 3.26  Litigation. Except as set forth in the Company SEC
                        ----------
Documents filed with the SEC prior to the date hereof and except as set forth in
Section 3.26 of the Company Letter, there are no actions, suits, investigations or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary before any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality, and neither the Company nor any Subsidiary has received any written notice of, or any written threats concerning the possible commencement of, any such actions, suits or proceedings with respect to the business of the Company or any Subsidiary, as the case may be, any of which actions, suits, investigations or proceedings, if decided adversely to the Company, would be reasonably likely to have a Material Adverse Effect on the Company or any Subsidiary.

                                   ARTICLE 4

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          Section 4.1  Conduct of Business by the Company Pending the Merger.
                       -----------------------------------------------------

               (a) Limitations.  Except as expressly permitted by this Section
                   -----------
     4.1 and subject to the fiduciary obligations of the Company's directors and officers, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects, carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and key employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Company Letter (with specific reference to the applicable subsection below), the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent pursuant to the procedures set forth in Section 4.2:

                    (i) except for payment of in-kind dividends of Company Common Stock on the Current Company Preferred Stock, (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such, (B) other than in the case of any Subsidiary of the Company, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                    (ii) authorize for issuance (except as contemplated by the Exchange Agreement), issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options (including options under the Company Stock Option Plans) to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and except for payment of in-kind dividends on, and conversion pursuant to Section
          5.8 of, the Current Company Preferred Stock and repayment of the Controlling Shareholder Loan, each in accordance with their respective terms as in effect on the date of this Agreement;

                    (iii) amend the Company Charter or by-laws;

                    (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets for an amount exceeding $25,000 in the aggregate;

                    (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than in the ordinary course of business consistent with past practice and not in any event exceeding $25,000 in the aggregate;

                    (vi) except for the Controlling Shareholder Loan, incur any indebtedness for borrowed money, guarantee any such indebtedness, incur, assume, guarantee, endorse, or prepay any material indebtedness (whether directly, indirectly, contingently or otherwise), or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) in amounts not to exceed $25,000 in the aggregate; and (B) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries, in each case in the ordinary course of business consistent with past practices and not in any event to exceed $25,000 in the aggregate;

                    (vii) except for conversion of the Current Company Preferred Stock and repayment of the Controlling Shareholder Loan, alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any of its Subsidiaries;

                    (viii) enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan, employment agreement, oral or written employment or at will agreement of any kind individually equal to or in excess of $80,000 annually, or any consulting agreement in any amount;

                    (ix) increase the aggregate compensation payable or to become payable to its directors, officers or employees in either (i) the voice division of the Company beyond the amount set forth in
          Section 4.1(a)(ix) of the Company Letter (the "Voice Compensation Pool") (which Voice Compensation Pool set forth in the Company Letter shall not be more than 104.2% of current cumulative annualized compensation levels for the voice division of the Company), or (ii) the data division of the Company beyond the amount set forth in
          Section 4.1(a)(ix) of the Company Letter (the "Data Compensation
                                                         -----------------
          Pool") (which Data Compensation Pool set forth in the Company Letter shall not be more than 104.2% of current cumulative annualized compensation levels for the voice division of the Company);

                    (x) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                    (xi) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any of its Subsidiaries by any applicable federal, state or local law, rule or regulation;

                    (xii) make any change to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

                    (xiii) prepare or file any material Tax Return inconsistent with its past practice in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

                    (xiv) make or rescind any express or deemed material election relating to Taxes or change any of its methods of reporting income or deductions for Tax purposes;

                    (xv) commence any litigation or proceeding with respect to any material Tax liability or settle or compromise any material Tax liability without Parent's consent (which consent shall not be unreasonably withheld) or commence any other litigation or proceedings or settle or compromise any other material claims or litigation;

                    (xvi) except in the ordinary course of business and only if the Company's annual expenditure would reasonably be expected to be less than $25,000 in the aggregate, enter into, renew, terminate or amend any agreement or contract material to the Company and its Subsidiaries, taken as a whole, including any Company Significant Contract; or purchase any real property or make or agree to make any new capital expenditure or expenditures which in the aggregate are in excess of $25,000;

                    (xvii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice;

                    (xviii) permit any insurance policy naming the Company or any Subsidiary of the Company as a beneficiary or a loss payee to be cancelled or terminated, provided that the Company will provide prior written notice to Parent within thirty (30) days prior to any termination or cancellation of any such insurance policy;

                    (xix) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

                    (xx) make any individual expenditure in excess of $25,000 other than by issuance of a check requiring the signature of the Operations Observer (as defined herein), the signature of which Operations Observer shall constitute the prior written consent of Parent pursuant to Section 4.2 hereof, provided, however, that the requirement set forth in this Section 4.1(a)(xx) shall automatically expire thirty (30) days after the date hereof unless Parent, in its sole discretion, provides written notice to the Company prior to such date directing an extension of such time period for up to thirty (30) additional days, which extension may be renewed in writing by Parent for additional thirty (30) (or shorter) day periods until Closing.

               (b)  Implementation.  The Company shall not take any of the
                    --------------
     actions prohibited by Section 4.1(a) except pursuant to Section 4.2 hereof.

        Section 4.2 Procedures for Parent Approval; Cure.
                    ------------------------------------

               (a)  Procedures. Prior to taking any action prohibited by Section
                    ----------
     4.1(a) hereof:

                    (i) the Company shall provide prior written notice of such action to the Operations Observer (as defined in Section 4.10 hereof); and

                    (ii) Parent, whether through the Operations Observer or another authorized party (so designated in advance) of Parent, may, at its sole option, provide prior written approval or disapproval of such action, provided, however, that if Parent or the other authorized party does not provide written approval or disapproval of such action to the Company within three (3) days following receipt of such written notice by the Company, then such action will be deemed approved by Parent.

          Notwithstanding the procedures set forth in this Section 4.2(a) or the restrictions set forth in Section 4.1(a)(viii) above, the Company may enter into employment agreements individually equal to or in excess of $80,000 annually by, at its option, (i) complying with the procedures set forth in this Section 4.2(a) or (ii) receiving prior oral consent to such employment agreement from the Chief Executive Officer of Parent.

               (b) Default.  If the Company at any time prior to the Effective
                   -------
     Time takes any action prohibited by Section 4.1(a) hereof (a "Prohibited
                                                                   ----------
     Action") without first complying with the procedures set forth in Section
     ------
     4.2(a)(i) above and without first receiving Parent's authorization in a manner provided in Section 4.2(a)(ii), including if the Company takes such Prohibited Action after receiving written disapproval from Parent of such Prohibited Action, then Parent shall deliver written notice of such Prohibited Action to the Company not later than five (5) business days after the Operations Observer receives actual knowledge thereof (the "Parental Notice"). Unless cured by the Company in the manner specified in
      ---------------
     Section 4.2(c) including the failure to take commercially unreasonable steps to cure under Section 4.2(c)(i), such Prohibited Action shall constitute the Company's failure to comply in any material respect with any of its covenants or agreements (provided that such failure to comply in any material respect shall not independently constitute a willful breach of a specific representation or warranty or the breach of any specific covenant contained in this Agreement), thereby entitling the Parent to terminate this Agreement pursuant to Section 7.1(b) hereof. In addition to such termination, but only in the event that (i) such Prohibited Action would give rise to a financial effect on the Company in excess of $375,000 or
     (ii) it would be commercially reasonable for the Company to cure such Prohibited Action, Parent also shall, as its only other remedy, be entitled to terminate the exchange contemplated by the Exchange Agreement and receive a return of all of the Parent Common Stock held in escrow under such Exchange Agreement.

               (c) Cure.  Notwithstanding the provisions of Section 4.2(b), upon
                   ----
     receipt of a Parental Notice, the Company shall have the shorter of ten
     (10) business days or the interim period prior to Closing (provided, however, that the Closing Date will not be extended in any such event) to cure a default caused by a Prohibited Action, provided, however, that, (i) the Company must take only commercially reasonable steps to cure such default; and (ii) unless otherwise approved in writing by Parent, such cure must take one of the following forms, which form may be selected by Parent in its sole and absolute discretion (subject to (ii) below if the parties are unable to agree on the amount described in (i) below):

                   (i) to cause the Controlling Shareholder to advance funds, in addition to any amounts specified in Section 4.8, in an amount agreed upon by Parent and the Company, sufficient to cause such Prohibited Action to have no financial effect on the Company, provided, however, that such additional funds will, at the time such funds are actually advanced, be deemed a part of the Controlling Shareholder Loan and shall be converted at the Closing into Parent Common Stock in accordance with Section 5.16, and provided, further, that such additional funds will not be included in the determination of the Maximum Amount (as defined in Section 4.8 hereof); or

                   (ii) to cause the complete rescission of such Prohibited Action, without penalty or other adverse financial effect to the Company caused by such rescission, which recission shall be required if directed by the Parent or if the parties are unable to agree on an amount as required under subsection above within ten (10) business days, but in no event longer than the interim period prior to Closing.

          Section 4.3  No Solicitation.
                       ---------------

               (a)     Takeover Proposal. During the term of this Agreement, the
                       -----------------
     Company shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit or initiate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Company, or the acquisition of the outstanding capital stock of the Company (other than upon exercise of options or warrants which are outstanding as of the date hereof) or any Subsidiary of the Company or the acquisition of any substantial portion of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (a "Takeover
                                                                   --------
     Proposal"), or negotiate or otherwise engage in discussions with any person
     --------
     (other than Parent, Sub or their respective directors, officers, employees, agents or representatives) with respect to any Takeover Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement, and will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Takeover Proposal; provided that, the Company may furnish information to, and negotiate or otherwise engage in discussions with but only to the extent required by the fiduciary duties of the Company directors under applicable law, any party (a "Company
                                                                         -------
     Third Party") who (x) delivers a bona fide written proposal for a Takeover
     -----------
     Proposal which was not solicited or initiated by the Company, directly or indirectly, after the date of this Agreement and (y) enters into an appropriate confidentiality agreement with the Company (which agreement shall be no less favorable to the Company than the Confidentiality Agreement), if, but only if, the Board of

     Directors of the Company determines in good faith by a majority vote that such proposal could reasonably be expected to lead to a Superior Transaction (as hereinafter defined); provided further, that nothing in this Agreement shall prevent the Company from complying with the provisions of Rule 14e-2 promulgated under the Exchange Act with respect to a Takeover Proposal.

               (b) Notice and Termination.  If, prior to the approval of the
                   ----------------------
     Merger by the shareholders of the Company, the Board of Directors of the Company determines in good faith by a majority vote, with respect to any written proposal from a Company Third Party for a Takeover Proposal received after the date hereof that was not solicited or initiated by the Company, directly or indirectly, after the date of this Agreement, that such Takeover Proposal is a Superior Transaction and is in the best interest of the Company and its shareholders, then the Company may terminate this Agreement and enter into an acquisition agreement for the Superior Transaction; provided that, prior to any such termination, and in order for such termination to be effective, (i) the Company shall provide Parent two (2) business days' written notice that it intends to terminate this Agreement pursuant to this Section 4.3(b), identifying the Superior Transaction and delivering an accurate description of all material terms of the Superior Transaction to be entered into and (ii) on the date of termination, the Company shall deliver to Parent a written notice of termination of this Agreement pursuant to this Section 4.3(b). The Company acknowledges that, upon any such termination, Parent shall have all legal and equitable rights and remedies against the Controlling Shareholder as are provided in the Shareholder Agreement.

               (c) "Superior Transaction" shall mean a Takeover Proposal which
                    --------------------
     the Board of Directors of the Company reasonably determines, in the exercise of its fiduciary duty, based on the written advice of its outside legal counsel, is more favorable to the Company and its shareholders than the Merger. Reference in the foregoing definition to the "Merger" shall
                                                                ------
     include any proposed alteration of the terms of this Agreement committed to in writing by Parent in response to such Takeover Proposal.

          Section 4.4  Third Party Standstill Agreements.  During the period
                       ---------------------------------
from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

          Section 4.5  Company Significant Contracts.  The Company shall use its
                       -----------------------------
commercially reasonable efforts to cause the renewal (for a period of at least one (1) year following the Closing Date) of all of the five (5) most significant of the Company Significant Contracts, as measured by gross annual revenue to the Company and as specifically listed in Section 4.5 of the Company Letter.

          Section 4.6  Key Employees.  The Company shall use its and their best
                       -------------
efforts (subject to commercial reasonableness) to ensure that the individuals occupying the positions of Chief Executive Officer and Chief Financial Officer of the Company as of the date hereof remain in such positions up to and at the Effective Time. The Parent shall not take any action to discourage such individuals from occupying the foregoing positions up to and at the Effective Time.

          Section 4.7  Reorganization.  During the period from the date of this
                       --------------
Agreement through the Effective Time, unless the other party shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries shall take or fail to take any action with the actual knowledge of those taking or failing to take such action (or those directing such action or failure to take action) that such action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

          Section 4.8  Controlling Shareholder Loan.  The Controlling
                       ----------------------------
Shareholder, or affiliates thereof, shall:

               (a) on or prior to the mutual execution of this Agreement, have loaned cash to the Company in an amount equal to $3,500,000 (which total amount includes $500,000 that has been loaned to the Company prior to the date hereof), and

               (b) between the date hereof and Closing, be obligated to loan as-needed cash (excluding any amounts allocated to the Company in respect of the Parent Printing and Filing Fees) to the Company, in such amounts and, except as expressly provided below, promptly upon written request of the Company (provided that in no event shall such amounts, when added to the amounts loaned under Section 4.8(a) hereof (collectively, the "Controlling Shareholder Loan"), exceed $4,100,000.00 in principal amount,
      ----------------------------
     excluding any interest paid or accrued on such Controlling Shareholder Loan (the "Maximum Amount")),
           --------------

all of which cash shall be used by the Company (i) to satisfy, immediately upon execution hereof, any indebtedness owing by the Company to Norwest Bank National Association ("Norwest") under its existing credit facility agreement described
              -------
more particularly in Section 4.8 of the Company Letter; (ii) thereafter to fund the Company's Working Capital Needs (as hereinafter defined) following the date hereof, subject, however, to the terms and conditions of Article 4 hereof, (iii) thereafter to pay all Company Transactional Costs and Company Printing and Filing Fees (as such terms are defined in Section 5.6(b) hereof); and (iv) thereafter to pay all Third Party Debt (as defined herein); provided that in no event shall such Controlling Shareholder Loan exceed the Maximum Amount. Notwithstanding anything to the contrary herein, Parent shall be entitled, by delivery of written notice to the Controlling Shareholder, to cause the Controlling Shareholder to advance unfunded amounts from the Controlling Shareholder Loan, up to the Maximum Amount, to pay at the Closing all amounts described in subsections (ii), (iii) and (iv) above.

          For purposes hereof, "Working Capital Needs" shall mean all funding
                                ---------------------
needs of the Company that may be required to continue to operate all aspects of the Company's business in the ordinary course of business in accordance with past practices. The Company will use its best efforts, subject to commercial reasonableness, not to increase the Working Capital Needs of the Company prior to the Effective Time. The Controlling Shareholder Loan shall be evidenced by one or more interest bearing demand promissory notes of the Company payable in the form of or otherwise convertible into Company Common Stock, which interest shall be converted at the Closing into Parent Common Stock in the same manner as the Controlling Shareholder Loan, provided, however, that such notes shall not bear interest in excess of 12% per annum.

          For purposes hereof, "Third Party Debt" shall mean all outstanding
                                ----------------
indebtedness of the Company and all accrued interest thereon as of the Closing Date owing to any third parties other than Norwest and Niediger Tucker Bruner, Inc. (as referenced in Section 3.23), which Third Party Debt, however, shall not include (i) trade payables shown on Section 4.9 to the Company Letter or (ii) other trade payables incurred prior to Closing in the ordinary course of the Company's business consistent with past practice and pursuant to Section 4.1 and
Section 4.2  (collectively, the "Trade Payables").
                                 --------------

          Section 4.9  Indebtedness.  Subject to and in accordance with Section
                       ------------
4.8 above, prior to or effective at Closing, and as directed in writing by Parent at Parent's sole discretion, the Company shall repay (which repayment need not comply with the procedures specified in Article 4 hereof) (i) all fees required to be borne by the Company under Section 5.6 hereof; (ii) all Third Party Debt; and (iii) in the manner described in Section 5.16 hereof, the Controlling Shareholder Loan (including all accrued and unpaid interest on the Controlling Shareholder Loan); provided, however, that nothing herein shall obligate the Company, and Parent shall not require the Company, to pay Niediger Tucker Bruner, Inc. for any fees referenced in Section 3.23 at or prior to Closing. Parent acknowledges that the Company is not required to pay all of the Third Party Debt if, as of the Closing Date, the Controlling Shareholder Loan has been advanced up to and including the Maximum Amount, and that, regardless of such continued Third Party Debt, the parties shall continue to be obligated to complete the Closing pursuant to the terms and conditions of this Agreement.

          Section 4.10  Observer Rights.  During the period from the date of
                        ---------------
this Agreement through the Effective Time Parent shall be entitled to designate in writing to the Company: (i) one non-voting board observer who shall have access (whether telephonic, electronic, or in-person, as reasonably requested by such observer) to all meetings, formal or informal, and all materials pertaining to such meetings (including, without limitation, agendas and minutes thereof), of the Board of Directors of the Company and any committees or subcommittees thereof, and who shall receive prior notice of all such meetings to the same extent as any director (or any member of any committee or subcommittee) is entitled to such notice; and (ii) one operations observer (the "Operations
                                                                ----------
Observer") who shall have free and open access to all operational and managerial
--------
aspects of the Company, and the Company shall provide such information and access to information of any aspect of the Company's business and operations, including day-to-day personal access to management and employees and meetings thereof, as is reasonably requested by the Operations Observer, whether orally or in writing. Promptly after the mutual execution hereof, the Company shall cause the Operations Observer to become a required signatory on all accounts of the Company for single payments in excess of $25,000 for the period of time specified in Section 4.1(a)(xx) and for any extension thereof.

                                   ARTICLE 5

                             ADDITIONAL AGREEMENTS

          Section 5.1  Shareholder Meeting.  The Company will, as soon as
                       -------------------
practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholder Meeting") for
                                                     -------------------
the purpose of considering the approval and adoption of this Agreement and at such meeting call for a vote and cause proxies to be voted in respect of the approval and adoption of this Agreement. The Company will, through its Board of Directors, recommend to its shareholders the adoption and approval of this Agreement and subject to the fiduciary obligations of the Company's officers and directors, shall not withdraw, modify or change such recommendation.

          Section 5.2  Preparation of the Registration Statement and the Proxy
                       -------------------------------------------------------
Statement.
---------

               (a) Preparation and Filing.  The Company and Parent shall
                   ----------------------
     promptly prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus, covering the issuance and sale of the Parent Common Stock in the Merger, the Parent Warrants, and the Parent Common Stock issuable upon exercise of the Parent Warrants and the resale by the Controlling Shareholder of its Parent Common Stock acquired in the Merger. Each of Parent and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Parent shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement continuously for a period of the shorter of (i) two years after the Effective Time or (ii) the first date upon which there are no Registrable Securities (as such term is defined in the Registration Rights Agreement dated as of the date hereof between Parent and the Controlling Shareholder). As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its shareholders. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

               (b) Comments.  Parent and the Company will promptly notify each
                   --------
     other of the receipt of comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information, and promptly will supply each other with copies of all correspondence between the parties and the SEC with respect thereto. If, at any time prior to the Shareholder Meeting, any event should occur relating to or affecting the Company, Parent or Sub, or to their respective Subsidiaries, officers or directors, which event should be described in an amendment or supplement to the Registration Statement or the Proxy Statement, the parties promptly will inform each other and cooperate in preparing, filing and having declared effective or clearing with the SEC and, if required by applicable state securities laws, distributing to the Company's shareholders such amendment or supplement.

               (c) Information - Parent and Sub.  None of the information to be
                   ----------------------------
     supplied in writing by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Shareholder Meeting will (i) in the case
      ---------------
     of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the Shareholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company. The Registration Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing provisions of this Section 5.2(c), no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference in the Proxy Statement or the Registration Statement based on information supplied in writing by the Company for inclusion or incorporation by reference therein.

               (d) Information - Company.  None of the information to be
                   ---------------------
     supplied in writing by the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the Shareholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company. The Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing provisions of this Section 5.2(d), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement or the Registration Statement based on information supplied in writing by Parent or Sub for inclusion or incorporation by reference therein.

          Section 5.3  Access to Information.  Subject to currently existing
                       ---------------------
contractual and legal restrictions applicable to the Company or any of its Subsidiaries, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and its Subsidiaries and each of their accountants, counsel, financial advisors and other representatives of Parent reasonable access during normal business hours to, and permit them to make such inspections as they may reasonably require of, during the period from the date of this Agreement through the Effective Time, all of their respective properties, books, contracts, commitments and records (including engineering records and Tax Returns and the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Subsidiaries to (i) furnish promptly to Parent a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, (ii) consistent with its legal obligations, furnish promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request, (iii) promptly make available to Parent all personnel of the Company and its Subsidiaries knowledgeable about matters relevant to such inspections as reasonably requested by Parent and (iv) provide reasonable access to the Company's facilities and operations to enable Parent to conduct a health and safety review of the business, including the right to take samples. No investigation pursuant to this Section 5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent pursuant to this Section 5.3 shall be kept confidential in accordance with the Confidentiality Agreement currently existing and in effect between Parent and the Company (the "Confidentiality Agreement").
                  -------------------------

          Section 5.4  Rule 145 Letters.  On the date hereof, the Company shall
                       ----------------
cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying all persons who, at the time of the Shareholder Meeting, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145
                                                                  --------
Affiliates"). The Company shall use its commercially reasonable efforts to cause
----------
each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent within 30 days of the date hereof a written agreement in substantially the form of Exhibit C hereto, executed by each of such persons identified in the
            ---------
foregoing list.

          Section 5.5  Stock Exchange Listings.  Parent shall use its
                       -----------------------
commercially reasonable efforts to list on the Nasdaq National Market, upon official notice of issuance, any shares of Parent Common Stock (including shares of Parent Common Stock to be issued upon exercise of the Parent Warrants) to be issued in connection with the Merger. Parent shall not be obligated to list the Parent Warrants on the Nasdaq National Market.

          Section 5.6  Fees and Expenses.
                       -----------------

                   (a) Transactional Costs and Expenses. Whether or not the
                       --------------------------------
     Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, brokers (including the broker fees described in Section 3.23), financial advisors and accountants, shall be paid by the party incurring such costs and expenses (such costs and expenses being referred to herein, respectively, as the "Company Transactional Costs" and the "Parent
                           ---------------------------           ------
     Transactional Costs"), provided, however, that such Company Transactional
     -------------------
     Costs and Parent Transactional Costs shall not include the fees described in Section 5.6(b) hereof.

                 (b)   Printing and Filing Fees, Etc.
                       ------------------------------

                       (i) If the Merger is not consummated, all printing expenses, all expenses associated with obtaining shareholder approval, underwriter fees, if any, fees associated with obtaining fairness opinions or "comfort letters," and all filing fees (including filing fees under the Securities Act, the Exchange Act and the HSR Act, as well as applicable NASDAQ fees) shall be divided and borne equally between Parent and the Company (each half of such fees being referred to herein, respectively, as the "Company Printing and Filing Fees" and
                                           --------------------------------
          the "Parent Printing and Filing Fees").
               -------------------------------

                       (ii) If the Merger is consummated, all Company Printing and Filing Fees and Parent Printing and Filing Fees shall be allocated to the Company, provided, however, that the Parent Printing and Filing Fees shall not be funded, directly or indirectly through the transfer or reallocation of obligations, under the Controlling Shareholder Loan.

          Section 5.7  Company Stock Options.
                       ---------------------

                 (a)   Cancellation and Conversion.  At the Effective Time, each
                       ---------------------------
     unexpired and unexercised outstanding Company Stock Option, whether or not then vested or exercisable in accordance with its terms, to purchase shares of Company Common Stock previously granted by the Company or any of its Subsidiaries under the Company's Stock Option Plans shall be cancelled and converted into the right to receive at the Effective Time, shares of Company Common Stock in an amount equal to (a) the product of (X) the excess, if any, of the Conversion Rate over the exercise price per share of such Company Stock Option, times (Y) the number of shares of Company Common Stock which may be purchased upon exercise of such Company Stock Option (but only to the extent then exercisable, including any acceleration of vesting required by the terms of such Company Stock Option in effect as of the date hereof), divided by (b) the Conversion Rate. Prior to (but effective at) the Effective Time, the Company shall use its commercially reasonable efforts to (i) obtain any consents from all holders of Company Stock Options and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements that, in the case of either clause (i) or (ii), are necessary to give effect to the transactions contemplated by this Section 5.7. All applicable withholding taxes attributable to the payments made hereunder or to distributions contemplated hereby shall be deducted from the amounts payable under this
     Section 5.7 and all such taxes attributable to the exercise of Company Stock Options shall be withheld from the proceeds received in respect of the shares of Common Stock issuable upon such exercise. Any taxes withheld may be withheld in the form of cancellation of shares of Company Common Stock otherwise issuable, valued at the Conversion Rate. Notwithstanding the foregoing, any Company Stock Option with an exercise price greater than the Conversion Rate immediately prior to the Effective Time shall be cancelled immediately prior to the Effective Time.

                    (b) Termination.  Prior to the Effective Time, the Company
                        -----------
     shall have taken all actions reasonably necessary or appropriate to ensure that all stock option, stock appreciation right or other equity-based plans maintained with respect to the Company Common Stock, including the Company Stock Plans, shall terminate as of the Effective Time and the provisions in any other compensation or benefit plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be terminated as of the Effective Time, and the Company shall use its commercially reasonable efforts to ensure that following the Effective Time neither the Company nor any of its Subsidiaries is or will be bound by any Options which would entitle any person, other than Sub or its affiliates, to own beneficially, or receive any payments (other than as otherwise contemplated by Section 1.5 and this Section 5.7) in respect of, any capital stock of the Company or the Surviving Corporation.

          Section 5.8   Conversion of Current Company Preferred Stock.  At the
                        ---------------------------------------------
Effective Time each share of Current Company Preferred Stock, plus any and all accrued and unpaid dividends on such Current Company Preferred Stock, shall be converted at the Conversion Rate into the right to receive, at the Effective Time, shares of Company Common Stock, which Company Common Stock subsequently will be converted into the right to receive Parent Common Stock pursuant to
Section 1.5 hereof.

          Section 5.9   Warrant Agreement.  At the Closing, Parent shall deliver
                        -----------------
Warrant Agreements in the form attached hereto as Exhibit D (the "Warrant
                                                  ---------       -------
Agreement") to the shareholders of the Company  regarding the issuance to the
---------
shareholders of the Company (other than the Controlling Shareholder or any directors of the Company) of warrants to purchase Parent Common Stock (the "Parent Warrants").
----------------

          Section 5.10  Premerger Notification to Federal Trade Commission.  The
                        --------------------------------------------------
parties shall mutually cooperate with each other in preparing and filing any and all documentation required to be filed pursuant to the HSR Act regarding the Merger.

          Section 5.11  Efforts Required.
                        ----------------

                   (a)  Mutual Obligation.  Upon the terms and subject to the
                        -----------------
     conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings

     (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid or vigorously defend an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld, conditioned or delayed. In addition, the Company shall use its commercially reasonable efforts to obtain the waiver, cancellation or voluntary termination of the registration rights listed on Schedule 3.2(b) prior to the Closing by the holders thereof to the extent that they would otherwise be outstanding after the Merger.

                 (b)   No Adverse Actions.  Each party shall use commercially
                       ------------------
     reasonable efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

                 (c)   Reorganization Status.  Each party shall use commercially
                       ---------------------
     reasonable efforts to refrain from taking any action or failing to take any action, which action or failure to act would cause, or would be reasonably likely to cause, the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

                 (d)   No Divestiture.  Notwithstanding anything to the contrary
                       --------------
     contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction, and neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses, product lines or assets of Parent or any of its Subsidiaries or that otherwise would have a Material Adverse Effect on Parent.

                 (e)   SEC Documents.  From the date hereof through the Closing
                       -------------
     Date, Parent and the Company shall have filed all documents required to be filed with the SEC on or prior to the Closing Date.

          Section 5.12 Public Announcements.  Parent, Sub and the Company will
                       --------------------
not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party. If such a press release or written public statement is required by applicable law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, each party agrees to consult with the other party regarding the form and content of such release or statement prior to issuance thereof.

          Section 5.13  State Takeover Laws.  If any "fair price," "business
                        -------------------
combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their commercially reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

          Section 5.14  Indemnification; Directors and Officers Insurance.
                        -------------------------------------------------

                  (a)   Company Officers and Directors. From and after the
                        ------------------------------
     Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the same extent and in the same manner such persons are indemnified as of the date of this Agreement by the Company pursuant to the CBCA, the Company Charter, the Company's By-laws and in any agreement with the Company listed on Section 5.14 of the Company Letter for acts or omissions occurring at or prior to the Effective Time (including indemnifying and holding harmless such persons for acts or omissions occurring at or prior to the Effective Time in respect of the Merger and the transactions contemplated thereby).

                  (b)   D&O Insurance.  Parent shall cause the Surviving
                        -------------
     Corporation to provide, for an aggregate period of not less than six (6) years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is
                                                 -------------
     substantially similar to the Company's existing policy at the Effective Time or, if substantially equivalent insurance coverage is unavailable, the best available coverage.

          Section 5.15  Notification of Certain Matters.  Parent shall use its
                        -------------------------------
commercially reasonable efforts to give prompt notice to the Company, and the Company shall use its commercially reasonable efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any condition or event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely (x) to cause any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect, (y) any covenant, condition or agreement contained in this Agreement and made by it not to be complied with or satisfied in all material respects, (ii) to cause any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, or (z) to prevent the consummation of the Merger and other transactions contemplated hereby; (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this

Section 5.15 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 5.16  Controlling Shareholder Loan.  Prior to the Effective
                        ----------------------------
Time, the Company shall repay or convert the Controlling Shareholder Loan in full (including accrued interest) with or into that number of shares of Company Common Stock equal to the quotient of the aggregate outstanding amount of the Controlling Shareholder Loan divided by the Conversion Rate. At the Effective Time, such Company Common Stock will be converted into the right to receive Parent Common Stock at the Conversion Rate as set forth in Section 1.5 hereof.

          Section 5.17  Escrow of Funds and Shares by Parent.
                        ------------------------------------

                  (a)   Deposit.  Simultaneously with the execution of this
                        -------
     Agreement and pursuant to the Exchange Agreement, Parent shall deposit into escrow that number of shares of Parent Common Stock (based on the Signing Share Price) sufficient to purchase newly issued shares of Company Common Stock (the "Company Exchange Shares") equal to 19.9% of the outstanding
                 -----------------------
     shares of Company Common Stock (without regard to the issuance of such shares of Company Common Stock pursuant to the terms of the Exchange Agreement) at a price of $3.25 per share.

                  (b)   Disposition of Company Exchange Shares.  The terms and
                        --------------------------------------
     conditions regarding the release or exchange of the Parent Common Stock held in escrow and the Company Exchange Shares will be as set forth in the Exchange Agreement.

                  (c)   Voting and Transfer.  The rights and obligations of
                        -------------------
     Parent and the Company with respect to voting or transferring any Company Exchange Shares or Company Common Stock received by Parent or the Company, as applicable, under this Section 5.17 will be as set forth in the Exchange Agreement.

                                   ARTICLE 6

                      CONDITIONS PRECEDENT TO THE MERGER

          Section 6.1   Conditions to Each Party's Obligation to Effect the
                        ---------------------------------------------------
Merger.  The respective obligations of each party to effect the Merger shall be
------
subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

                  (a)   Shareholder Approval.  This Agreement shall have been
                        --------------------
     duly approved by the requisite vote of shareholders of the Company in accordance with applicable law, the Company Charter and the Company's Bylaws.

                  (b)   Stock Listing.  The Parent Common Stock issuable in the
                        -------------
     Merger and not previously listed shall have been authorized for listing on the Nasdaq National Market, subject to official notice of issuance.

                  (c)   HSR and Other Approvals/Consents or Waivers.  (i) The
                        -------------------------------------------
     waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (d)   Consents.  All authorizations, consents, orders,
                        --------
     declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by any Governmental Entity or any other third party, shall have been obtained, shall have been made or shall have occurred.

                  (e)   Registration Statement.  The Registration Statement
                        ----------------------
     shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations shall have been received.

                  (f)   No Order.  No court or other Governmental Entity having
                        --------
     jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of, directly or indirectly, restraining, prohibiting or restricting the Merger or any of the transactions contemplated hereby; provided, however, that the provisions of this Section 6.1(f) shall not be available to any party whose failure to fulfill its obligations pursuant to
     Section 5.11 shall have been the cause of, or shall have resulted in, the enforcement or entering into of any such law, rule, regulation, executive order, decree, injunction or other order.

          Section 6.2   Conditions to Obligation of the Company to Effect the
                        -----------------------------------------------------
Merger.  The obligation of the Company to effect the Merger shall be subject to
------
the fulfillment at or prior to the Effective Time of each of the following additional conditions:

                  (a)   Performance of Obligations; Representations and .ies.
                        ----------------------------------------------------
     (i) Each of Parent and Sub shall have performed in all material respects each of its agreements and covenants contained in this Agreement required to be performed on or prior to the Effective Time, (ii) each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall have been true and correct when made, and shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and (iii) each of the representations and warranties that is not so qualified shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of each of Parent and Sub by one of its officers to such effect.

                  (b)  Material Adverse Change.  Since the date of this
                       -----------------------
     Agreement, there shall have been no Material Adverse Change with respect to Parent. The Company shall have received a certificate signed on behalf of Parent by an officer of Parent to such effect.

                  (c)  Consents.
                       --------

                       (i) Each of Parent and Sub shall have obtained the consent or approval of each person or Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument; and

                       (ii) In obtaining any approval or consent required to consummate any of the transactions contemplated herein, no Governmental Entity shall have imposed or shall have sought to impose any condition, penalty or requirement.

                  (d)  Fairness Opinion.  The fairness opinion described in
                       ----------------
     Section 3.15 shall not have been adversely modified or withdrawn prior to the Effective Time.

                  (e)   Parent Warrants.  At the Closing, each Company
                        ---------------
     shareholder, other than the Controlling Shareholder or any director of the Company, shall receive from Parent one Parent Warrant per share of Company Common Stock held by such Company shareholder, pursuant to the terms and conditions of the Warrant Agreement.

          Section 6.3   Conditions to Obligations of Parent and Sub to Effect
                        -----------------------------------------------------
the Merger. The obligations of Parent and Sub to effect the Merger shall be
----------
subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions:

                  (a)   Performance of Obligations; Representations and
                        -----------------------------------------------
     Warranties. The Company and the Controlling Shareholder shall have
     ----------
     performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Effective Time. Each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall have been true and correct when made, and shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties that is not so qualified shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement. Parent shall have received a certificate signed on behalf of the Company by one of its officers to such effect.

                  (b)   Consents.
                        --------

                        (i) The Company shall have obtained the consent or approval of each person or Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument; and

                        (ii) In obtaining any approval or consent required to consummate any of the transactions contemplated herein, no Governmental Entity shall have imposed or shall have sought to impose any condition, penalty or requirement.

                  (c)   Affiliate Agreements. Parent shall have received the
                        --------------------
          written agreements from Rule 145 Affiliates of the Company described in Section 5.4.

                  (d)   Material Adverse Change.  Since the date of this
                        -----------------------
     Agreement, there shall have been no Material Adverse Change with respect to the Company. Parent shall have received a certificate signed on behalf of the Company by one of its officers to such effect.

                  (e)   Company Stock Plans; Preferred Stock.  The Company
                        ------------------------------------
     shall have taken all action required to be taken by it to implement the provisions of Section 5.7. All preferred stock, warrants, options or other securities convertible into capital stock of the Company shall either have been converted into Company Common Stock prior to or at the Effective Time, or shall have been otherwise cancelled, exchanged or converted as provided in Section 5.7.

                  (f)   Director and Officer Resignations.  All of the
                        ---------------------------------
     Directors of the Company and its Subsidiaries and any officers thereof designated by Parent, shall have tendered their resignation in form and substance satisfactory to Parent.

                  (g)   Commitments.  At Closing, the Company shall not be
                        -----------
     obligated under any volume purchase commitments or minimum traffic volume commitments pursuant to any carrier agreements binding the Company, other than agreements listed in Section 6.3(g) of the Company Letter.

                  (h)   Balloon Payments.  At Closing, the Company shall not be
                        ----------------
     obligated under any balloon or other extraordinary payments due or payable (or paid) by the Company, Parent or Sub as severance, change-of-control or other "parachute" provisions.

                  (i)   Limit on Dissenters.  As of the Effective Time, Parent
                        -------------------
     shall have confirmed that the holders of shares representing no more than 200,000 shares of outstanding Company Common Stock have provided notice of their intent to exercise dissenter's rights under the CBCA prior to the Effective Time.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

          Section 7.1  Termination.  This Agreement may be terminated at any
                       -----------
time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of the Company only in the following manner and upon the following events:

               (a)  by either Parent or Company:
                    ---------------------------

                    (i) if both of Parent and the Company mutually consent in writing to such termination;

                    (ii) if: (A) the Merger has not been effected on or prior to the close of business on the date which is 180 days after the date of this Agreement (the "Termination Date"); provided, however, that
                                  ----------------
          the right to terminate this Agreement pursuant to this Section 7.1(a)(ii) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (B) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties shall have used their commercially reasonable efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 5.11) permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

                    (iii) pursuant to Section 1.5(d)(ii)

               (b)  by Parent:
                    ---------

                    (i) if the Company or the Controlling Shareholder shall have failed to comply in any material respect with any of either of their covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within ten (10) business days following receipt by such other party of written notice of such failure to comply, or such shorter period as may otherwise be specified herein;

                    (ii) if there has been a breach of a representation, warranty, covenant or obligation of the Company or the Controlling Shareholder that gives rise to a failure of the fulfillment of a condition of Parent's and Sub's obligations to effect the Merger pursuant to Section 6.3(a), including the failure of the Controlling Shareholder to make the Controlling Shareholder Loan up to and including the Maximum Amount on an ongoing basis to fund the Working Capital Needs of the Company prior to Closing, in accordance with
          Section 4.8(b), which
          breach has not been cured within ten (10) business days following receipt by the Company of written notice of the breach;

                    (iii) if the shareholders of the Company do not approve this Agreement at the Shareholder Meeting or at any adjournment or postponement thereof; or

                    (iv) if (A) the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have qualified, changed, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its shareholders, or shall have resolved to do so, (B) the Board of Directors of the Company, shall have recommended to the shareholders of the Company any Takeover Proposal or shall have resolved to do so or (C) a tender offer or exchange offer for 20% or more of the outstanding stocks of capital stock of the Company is commenced by a third party that is not an Affiliate of Parent, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders); and

               (c)  by the Company:
                    --------------

                    (i) if either Parent or Sub shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within ten (10) business days following receipt by such other party of written notice of such failure to comply; or

                    (ii) if there has been a breach of a representation, warranty, covenant or obligation of either Parent or Sub that gives rise to a failure of the fulfillment of a condition of the Company's obligations to effect the Merger pursuant to Section 6.2(a), which breach has not been cured within ten business days following receipt by Parent of written notice of the breach.

          The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

          Section 7.2  Effect of Termination.  In the event of termination of
                       ---------------------
this Agreement by either Parent or the Company as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.3, the entirety of Section
5.6 and the entirety of Section 5.17, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

          Section 7.3  Amendment.  This Agreement may be amended by the parties
                       ---------
hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company, but, after any such approval, no amendment shall be made which by law or the rules of the Nasdaq National Market requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 7.4  Waiver.  At any time prior to the Effective Time, the
                       ------
parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE 8

                              GENERAL PROVISIONS

          Section 8.1  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)   Parent or Sub.  If to Parent or Sub, to:
                       -------------

                       RMI.NET, Inc.
                       988 18/th/ Street, Suite 2201
                       Denver, Colorado 80202
                       Attention: Chris J. Melcher, Vice President and General Counsel
                    with a copy to:

                    Otten, Johnson, Robinson, Neff & Ragonetti, P.C. 950 17/th/ Street, Suite 1600
                    Denver, Colorado 80202
                    Attention: Neil M. Goff, Esq.

                    Brownstein, Hyatt & Farber, P.C.
                    410 17/th/ Street, 22/nd/ Floor
                    Denver, Colorado 80202
                    Attention: Jeffrey M. Knetsch, Esq.

               (b)  Company.  If to the Company, to:
                    -------

                    Internet Communications Corporation
                    7100 East Belleview Avenue
                    Greenwood Village, Colorado 80111

                    with a copy to:

                    Hogan & Hartson, L.L.P.
                    One Tabor Center
                    1200 Seventeenth Street, Suite 1500
                    Denver, Colorado 80202
                    Attention: Steven A. Cohen, Esq.

     Section 8.2    Interpretation.
                    --------------

               (a)  Headings.  When a reference is made in this Agreement to a
                    --------
     Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

               (b)  "Subsidiary(ies)" means any corporation, partnership,
                     ---------------
     limited liability company, joint venture or other legal entity of which Parent or Company, as the case may be (either alone or through or together with any other Subsidiary), owns or controls, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

          Section 8.3  Counterparts.  This Agreement may be executed in
                       ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 8.4  Entire Agreement; No Third-Party Beneficiaries.  This
                       ----------------------------------------------
Agreement and the Exhibits attached hereto and executed in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 8.5  Governing Law.  This Agreement shall be governed by, and
                       -------------
construed in accordance with, the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          Section 8.6  Assignment.  Neither this Agreement nor any of the
                       ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors or assigns.

          Section 8.7  Severability.  If any term or other provision of this
                       ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

          Section 8.8  Enforcement of this Agreement.  The parties hereto agree
                       -----------------------------
that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for Colorado. Each party hereto waives any objection based on forum non conveniens or any other objection to venue thereof.

          Section 8.9 Defined Terms.  Each of the following terms is defined in
                      -------------
the Section identified below:

Agreement.....................................................          Preamble
Articles of Merger............................................       Section 1.2
Blue Sky Laws.................................................       Section 2.4
CBCA..........................................................       Section 1.1
Certificates..................................................    Section 1.6(b)
Closing.......................................................      Section 1.15
Closing Date..................................................      Section 1.15
Closing Share Price...........................................    Section 1.5(c)
Code..........................................................          Recitals
Company.......................................................          Preamble
Company Charter...............................................       Section 3.4
Company Common Stock..........................................    Section 1.5(c)
Company Dissenting Shares -...................................   Section 1.13(a)
Company Employees.............................................      Section 3.13
Company Exchange Shares.......................................      Section 5.17
Company Foreign Benefit Plan..................................   Section 3.11(f)
Company Intellectual Property.................................      Section 3.14
Company Letter................................................    Section 3.2(a)
Company Licenses..............................................      Section 3.14
Company Permits...............................................       Section 3.7
Company Plan..................................................   Section 3.11(c)
Company Preferred Stock.......................................    Section 3.2(a)
Company Printing and Filing Fees.............................. Section 5.6(b)(i)
Company SEC Documents.........................................       Section 3.5
Company Significant Contracts.................................   Section 3.10(b)
Company Stock Purchase Plan...................................    Section 3.2(a)
Company Stock Option Plans....................................    Section 3.2(a)
Company Stock Options.........................................    Section 3.2(b)
Company Stock Plans...........................................    Section 3.2(a)
Company Third Party...........................................    Section 4.3(a)
Company Transactional Costs...................................    Section 5.6(a)
Compensation Agreements.......................................   Section 3.10(a)
Confidentiality Agreement.....................................       Section 5.3
Constituent Corporations......................................          Preamble
Controlling Shareholder.......................................         Recital C
Controlling Shareholder Loan..................................       Section 4.8
Conversion Rate...............................................    Section 1.5(c)
Current Company Preferred Stock...............................    Section 3.2(a)
D&O Insurance.................................................   Section 5.14(b)
Effective Time................................................       Section 1.2
Environmental Law.............................................   Section 2.14(a)
Environmental Permit..........................................   Section 2.14(a)
ERISA.........................................................      Section 3.11
Exchange Act..................................................       Section 2.4

Exchange Agent.....................................               Section 1.6(a)
Exchange Agreement.................................                    Recital D
Exchange Fund......................................               Section 1.6(a)
FCC................................................  Section 2.4 and Section 2.9
Governmental Entity................................                  Section 2.4
Hazardous Substances...............................              Section 2.14(a)
HSR Act............................................                  Section 2.4
Intellectual Property..............................   Section 2.13, Section 3.14
Knowledge of the Company...........................                  Section 3.7
Knowledge of Parent................................                  Section 2.9
Material Adverse Change............................     Section 2.1, Section 3.1
Material Adverse Effect............................     Section 2.1, Section 3.1
Maximum Amount.....................................                  Section 4.8
Merger.............................................                     Recitals
Merger Consideration...............................               Section 1.5(c)
NASD...............................................                  Section 2.4
Operations Observer................................                 Section 4.10
Other Company Plans................................               Section 3.2(a)
Parent.............................................                     Preamble
Parent Plan........................................                 Section 2.11
Parent Common Stock................................               Section 1.5(c)
Parent Intellectual Property.......................                 Section 2.13
Parent Letter......................................               Section 2.2(b)
Parental Notice....................................               Section 4.2(b)
Parent Permits.....................................                  Section 2.9
Parent Preferred Stock.............................               Section 2.2(a)
Parent Printing and Filing Fees....................            Section 5.6(b)(i)
Parent SEC Documents...............................                  Section 2.6
Parent Stock Option Plans..........................               Section 2.2(a)
Parent Stock Options...............................               Section 2.2(b)
Parent Transactional Costs.........................               Section 5.6(a)
Parent Warrants....................................                  Section 5.9
Prohibited Action..................................               Section 4.2(b)
Proxy Statement....................................               Section 5.2(c)
Real Estate........................................              Section 3.22(b)
Registration Statement.............................                  Section 2.3
Reorganization.....................................                     Recitals
Rule 145 Affiliates................................                  Section 5.4
SEC................................................                  Section 2.3
Securities Act.....................................                  Section 2.3
Shareholder Agreement..............................                     Recitals
Shareholder Meeting................................                  Section 5.1
State Takeover Approvals...........................                  Section 2.4
Sub................................................                     Preamble
Subsidiary.........................................               Section 8.2(b)
Superior Transaction...............................               Section 4.3(c)

Surviving Corporation......................................          Section 1.1
Takeover Proposal..........................................       Section 4.3(a)
Tax Return.................................................         Section 2.10
Taxes......................................................         Section 2.10
Termination Date...........................................   Section 7.1(a)(ii)
Third Party Debt...........................................          Section 4.8
Trade Payables.............................................          Section 4.8
Valuation Period...........................................       Section 1.5(c)
Warrant Agreement..........................................          Section 5.9
Working Capital Needs......................................          Section 4.8


          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first above written.

                              RMI.NET, INC., a Delaware Corporation

                              By: /s/ Douglas H. Hanson
                                 _____________________________________________
                              Name: Douglas H. Hanson
                                   ___________________________________________
                              Title: Chairman and CEO
                                    __________________________________________

                              INTERNET ACQUISITION CORPORATION,
                              a Colorado Corporation

                              By: /s/ Douglas H. Hanson
                                 _____________________________________________
                              Name: Douglas H. Hanson
                                   ___________________________________________
                              Title: Chairman and CEO
                                    __________________________________________

                              INTERNET COMMUNICATIONS
                              CORPORATION, a Colorado Corporation


                              By: /s/ Tom Galley
                                 _____________________________________________
                              Name: Tom Galley
                                   ___________________________________________
                              Title: President
                                    __________________________________________

The Controlling Shareholder is agreeing to execute this Agreement and the Shareholder Agreement to evidence its unconditional and irrevocable obligation to be bound solely by the provisions of the Shareholder Agreement and Section 4.8, Section 5.8, and Section 5.16 hereof.

                              INTERWEST GROUP, INC., a Colorado
                              Corporation

                              By: /s/ Clifford Hickey
                                 __________________________________________
                              Name:
                                   ________________________________________
                              Title:
                                    _______________________________________

                               LIST OF EXHIBITS
                               ----------------

          EXHIBIT             DESCRIPTION
          -------             -----------

             A                Shareholder Agreement
             B                Exchange Agreement
             C                Rule 145 Letters
             D                Warrant Agreement

                                   EXHIBIT A
                                   ---------


                             Shareholder Agreement



                                 See Attached.

                                   EXHIBIT B
                                   ---------


                              Exchange Agreement



                                 See Attached.

                                   EXHIBIT C
                                   ---------


                               Rule 145 Letters



                                 See Attached

                                   EXHIBIT D
                                   ---------


                               Warrant Agreement



                                 See Attached

                               TABLE OF CONTENTS

                                                                                      Page
ARTICLE 1   THE MERGER................................................................   2
     Section 1.1     The Merger.......................................................   2
     Section 1.2     Effective Time...................................................   2
     Section 1.3     Effects of the Merger............................................   2
     Section 1.4     Charter and By-laws; Directors and Officers......................   2
     Section 1.5     Conversion of Securities.........................................   2
     Section 1.6     Parent to Make Certificates Available............................   4
     Section 1.7     Dividends; Transfer Taxes; Withholding...........................   5
     Section 1.8     No Fractional Securities.........................................   5
     Section 1.9     Return of Exchange Fund..........................................   6
     Section 1.10    No Further Ownership Rights in Company Common Stock..............   6
     Section 1.11    Closing of Company Transfer Books................................   6
     Section 1.12    Lost Certificates................................................   6
     Section 1.13    Dissenters' Rights...............................................   6
     Section 1.14    Further Assurances...............................................   7
     Section 1.15    Closing..........................................................   7

ARTICLE 2   REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..........................   8
     Section 2.1     Organization, Standing and Power.................................   8
     Section 2.2     Capital Structure................................................   8
     Section 2.3     Authority........................................................   9
     Section 2.4     Consents and Approvals; No Violation.............................   9
     Section 2.5     Parent Common Stock to be Issued in the Merger...................  10
     Section 2.6     SEC Documents and Other Reports..................................  11
     Section 2.7     Absence of Certain Changes or Events.............................  11
     Section 2.8     Reorganization...................................................  11
     Section 2.9     Permits and Compliance...........................................  11
     Section 2.10    Tax Matters......................................................  12
     Section 2.11    Actions and Proceedings..........................................  13

                               TABLE OF CONTENTS
                                  (continued)

                                                                                      Page
     Section 2.12    Liabilities......................................................  14
     Section 2.13    Intellectual Property............................................  14
     Section 2.14    Environmental Matters............................................  14
     Section 2.15    Suppliers and Distributors.......................................  16
     Section 2.16    Insurance........................................................  16
     Section 2.17    Transactions with Affiliates.....................................  16
     Section 2.18    Brokers..........................................................  17

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................  17
     Section 3.1     Organization, Standing and Power.................................  17
     Section 3.2     Capital Structure................................................  17
     Section 3.3     Authority........................................................  19
     Section 3.4     Consents and Approvals; No Violation.............................  19
     Section 3.5     SEC Documents and Other Reports..................................  20
     Section 3.6     Absence of Certain Changes or Events.............................  21
     Section 3.7     Permits and Compliance...........................................  21
     Section 3.8     Tax Matters......................................................  22
     Section 3.9     Actions and Proceedings..........................................  23
     Section 3.10    Certain Agreements...............................................  23
     Section 3.11    ERISA............................................................  24
     Section 3.12    No Undisclosed Material Liabilities..............................  26
     Section 3.13    Labor Matters....................................................  26
     Section 3.14    Intellectual Property............................................  27
     Section 3.15    Opinion of Financial Advisor.....................................  27
     Section 3.16    Required Vote of Company Shareholders............................  27
     Section 3.17    Reorganization...................................................  28
     Section 3.18    Environmental Matters............................................  28
     Section 3.19    Suppliers and Distributors.......................................  29
     Section 3.20    Insurance........................................................  29
     Section 3.21    Transactions with Affiliates.....................................  29

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                      Page
     Section 3.22    Title to and Sufficiency of Assets...............................  30
     Section 3.23    Brokers..........................................................  30
     Section 3.24    Books and Records................................................  30
     Section 3.25    Bank Accounts....................................................  30
     Section 3.26    Litigation.......................................................  31

ARTICLE 4   COVENANTS RELATING TO CONDUCT OF BUSINESS.................................  31
     Section 4.1     Conduct of Business by the Company Pending the Merger............  31
     Section 4.2     Procedures for Parent Approval; Cure.............................  34
     Section 4.3     No Solicitation..................................................  36
     Section 4.4     Third Party Standstill Agreements................................  37
     Section 4.5     Company Significant Contracts....................................  37
     Section 4.6     Key Employees....................................................  38
     Section 4.7     Reorganization...................................................  38
     Section 4.8     Controlling Shareholder Loan.....................................  38
     Section 4.9     Indebtedness.....................................................  39
     Section 4.10    Observer Rights..................................................  39

ARTICLE 5   ADDITIONAL AGREEMENTS.....................................................  40
     Section 5.1     Shareholder Meeting..............................................  40
     Section 5.2     Preparation of the Registration Statement and the Proxy
                     Statement........................................................  40
     Section 5.3     Access to Information............................................  42
     Section 5.4     Rule 145 Letters.................................................  42
     Section 5.5     Stock Exchange Listings..........................................  42
     Section 5.6     Fees and Expenses................................................  42
     Section 5.7     Company Stock Options............................................  43
     Section 5.8     Conversion of Current Company Preferred Stock....................  44
     Section 5.9     Warrant Agreement................................................  44
     Section 5.10    Premerger Notification to Federal Trade Commission...............  44
     Section 5.11    Efforts Required.................................................  44

                               TABLE OF CONTENTS
                                  (continued)

                                                                                      Page
     Section 5.12   Public Announcements.............................................  45
     Section 5.13   State Takeover Laws..............................................  46
     Section 5.14   Indemnification; Directors and Officers Insurance................  46
     Section 5.15   Notification of Certain Matters..................................  46
     Section 5.16   Controlling Shareholder Loan.....................................  47
     Section 5.17   Escrow of Funds and Shares by Parent.............................  47

ARTICLE 6   CONDITIONS PRECEDENT TO THE MERGER.......................................  47
     Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.......  47
     Section 6.2    Conditions to Obligation of the Company to Effect the Merger.....  48
     Section 6.3    Conditions to Obligations of Parent and Sub to Effect
                    the Merger.......................................................  49

ARTICLE 7   TERMINATION, AMENDMENT AND WAIVER........................................  51
     Section 7.1    Termination......................................................  51
     Section 7.2    Effect of Termination............................................  52
     Section 7.3    Amendment........................................................  53
     Section 7.4    Waiver...........................................................  53

ARTICLE 8   GENERAL PROVISIONS.......................................................  53
     Section 8.1    Notices..........................................................  53
     Section 8.2    Interpretation...................................................  54
     Section 8.3    Counterparts.....................................................  54
     Section 8.4    Entire Agreement; No Third-Party Beneficiaries...................  55
     Section 8.5    Governing Law....................................................  55
     Section 8.6    Assignment.......................................................  55
     Section 8.7    Severability.....................................................  55
     Section 8.8    Enforcement of this Agreement....................................  55
     Section 8.9    Defined Terms....................................................  56

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